                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[x] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2)) [ ] Definitive Proxy Statement [ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to '240.14a-11(c) or '240.14a-12

                       Diagnostic Health Services, Inc.

 ...............................................................................
               (Name of Registrant as Specified In Its Charter)

 ................................................................................
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
[x]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

               Title of each class of securities to which transaction applies:
               .................................................................
               Aggregate number of securities to which transaction applies:
               .................................................................
               Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-(Set forth the amount on which the filing fee is calculated and state how it was determined):

               .................................................................
               Proposed maximum aggregate value of transaction:

               .................................................................
               Total fee paid:

               .................................................................
[ ]     Fee paid previously with preliminary materials.

[ ]     Check box if any of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1.     Amount Previously Paid:

               .................................................................
        2.     Form, Schedule or Registration State No.:

               .................................................................
        3.     Filing Party:

               .................................................................
        4.     Date Filed:

               .................................................................

                       DIAGNOSTIC HEALTH SERVICES, INC.
                             2777 STEMMONS FREEWAY
                              DALLAS, TEXAS 75207

               -------------------------------------------------
                          NOTICE OF ANNUAL MEETING OF
                                 STOCKHOLDERS
                            TO BE HELD MAY 30, 1997

               -------------------------------------------------

To the Stockholders of
        DIAGNOSTIC HEALTH SERVICES, INC.:

        NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting (the "Annual Meeting") of Stockholders of Diagnostic Health Services, Inc. (the "Company") will be held at the Company's offices located at 2777 Stemmons Freeway, Suite 1525, Dallas, Texas 75207, on Friday, May 30, 1997, commencing at 8:00 a.m. local time, for the following purposes:

        1.      To  authorize   and  approve  an  amendment  of  the   Company's
certificate of incorporation to increase the number of common shares authorized for issuance from 15,000,000 shares, $.001 par value per share, to 50,000,000 shares, $.001 par value per share, and to increase the number of preferred shares authorized for issuance from 3,000,000 shares, $.001 par value per share, to 10,000,000 shares, $.001 par value per share (such preferred shares to be issuable in one or more series, having such relative rights, preferences, limitations and other attributes as may be fixed by the Board of Directors of the Company from time to time);

        2. To elect one (1) Class II Director to hold office until the 2000 Annual Meeting (such election having been deferred from November 1996 by reason of the amendment, adopted by the Board of Directors of the Company, of the Company's by-laws changing the date of the Company's annual meeting from on or about November 15 of each year to on or about May 31 of each year);

        3. To ratify the selection of Simonton, Kutac & Barnidge, L.L.P., as auditors of the Company and its subsidiaries for the fiscal year ending December 31, 1997; and

        4. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

        The Board of Directors has fixed April 25, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof. The stock transfer books of the Company will not be closed, but only stockholders of record at the close of business on April 25, 1997 will be entitled to vote at the Annual Meeting or any adjournment(s) thereof.

                                        By Order of the Board of Directors


                                        Shahe Sinanian, Secretary

WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, SIGN AND RETURN YOUR PROXY FORM PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED FOR YOUR USE.

                       DIAGNOSTIC HEALTH SERVICES, INC.
                             2777 STEMMONS FREEWAY
                              DALLAS, TEXAS 75207

                      -----------------------------------

                                PROXY STATEMENT

                      -----------------------------------


                  GENERAL INFORMATION CONCERNING SOLICITATION

        This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Diagnostic Health Services, Inc. (the "Company" or "DHS"), for its 1997 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's offices located at 2777 Stemmons Freeway, Suite 1525, Dallas, Texas 75207, commencing at 8:00 a.m. local time on Friday, May 30, 1997, or any adjournment(s) thereof. Shares cannot be voted at the Annual Meeting unless their owner is present in person or represented by proxy. Copies of this Proxy Statement (which includes the annual report and financial statements required by applicable proxy rules) and the accompanying form of proxy are being mailed to the stockholders of the Company (as same were constituted on the April 25, 1997 record date) on or about April 30, 1997. The principal executive offices of the Company are located at the address indicated above.

        If a proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the specifications made, or if no specification is made, the shares will be voted to approve each proposition and to elect each nominee for director identified on the proxy. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by filing with the Secretary of the Company a notice in writing revoking it. A proxy may also be revoked by any stockholder present at the Annual Meeting who expresses a desire in writing to revoke a previously delivered proxy and to vote his or her shares in person. The mere presence at the Annual Meeting of the person appointing a proxy does not revoke the appointment. In order to revoke a properly executed and returned proxy, the Company must receive a duly executed written revocation of that proxy before it is voted. A proxy received after a vote is taken at the Annual Meeting will not revoke a proxy received prior to the Annual Meeting; and a subsequently dated proxy received prior to the vote will revoke a previously dated proxy.

        All expenses in connection with the solicitation of proxies, including the cost of preparing, handling, printing and mailing the Notice of Annual Meeting, Proxies and Proxy Statements, will be borne by the Company. Directors, officers and regular employees of the Company, who will receive no additional compensation therefor, may solicit proxies by telephone or personal call, the cost of which will be nominal and will be borne by the Company. In addition, the Company will reimburse brokerage houses and other institutions and fiduciaries for their expenses in forwarding proxies and proxy soliciting material to their principals.

        As of April 25, 1997 (the "Record Date"), the following stockholders, holding an aggregate of 911,152 shares of common stock of the Company (constituting approximately 9.4% of the total votes entitled to vote at the Annual Meeting), have indicated their intention to vote in favor of the nominee for director and all other matters to be submitted for consideration at the Annual Meeting: Max W. Batzer (181,168 shares), Thomas M. Sestak (151,421 shares), Brad A. Hummel (2,311 shares), James R. Angelica and Janet L. Angelica (372,752 shares), Bo W. Lycke (1,000 shares) and Carol J. Gannon (202,500 shares).

                            DESCRIPTION OF BUSINESS

        Diagnostic Health Services, Inc. ("DHS" or the "Company") is a leading outsource provider of medical services to hospitals, physicians' offices and other healthcare facilities in the Midwest, West and South Central United States. DHS primarily provides radiology and cardiology diagnostic services and equipment, as well as departmental management services, to healthcare facilities on an in-house and shared basis. The Company also provides skilled allied healthcare personnel, including radiology technologists, physical and occupational therapists and other healthcare professionals, on a temporary basis to perform a variety of functions in hospitals, long-term care facilities, physicians' offices, clinics and home healthcare settings.

        Shared Services

        The Company operates a fleet of specially equipped vehicles (vans and trucks) to transport its imaging equipment to hospitals, clinics, long-term care facilities and other healthcare settings. The services provided via the shared services mechanism are predominantly diagnostic ultrasound, for which the equipment is portable and service is rendered on an "as needed" basis. This includes a large number of regular and routed schedules as well as "on call" services to customers in response to emergent demand.

        At year-end 1996, the Company provided mobile services to approximately 311 hospitals and approximately 566 additional clients across the healthcare spectrum, including physicians' offices, sub acute and long-term care facilities, managed care systems, and government facilities.

        In-House Services (also referred to as Fixed Site Services)

        In additional to the shared mobile services, the Company provides diagnostic services within hospitals and clinical radiology or cardiology departments. These services include the provision of the allied healthcare professional (technologist) who staffs the equipment and is responsible for image acquisition; the provision and management of diagnostic equipment or other related instrumentation; the management and processing of data for the procedures conducted within the respective department; and in some instances the provision, via subcontracting, of the professional component (interpretation) of the data by a physician.

        These in-house services may include any or all of the aforementioned responsibilities. The imaging modalities under management include, but are not limited to, diagnostic ultrasound, computerized tomography, MRI, nuclear medicine, and cardiac catherization services.

        Generally, the Company is responsible for various quality assurance programs related to the services it provides and assumes documentation responsibility and management oversight of departmental compliance issues, licenses, accreditation and certification requirements.

        At December 31, 1996, the Company provided in-house services at 96 hospitals throughout its operational markets.

        Ancillary Services

        During 1996, the Company reorganized its former "TempTech" division into an operating unit that included (i) the provision of contract occupational and physical therapists on a long or short term basis to healthcare facilities throughout the United States, (ii) the provision of therapists and nurses in a home healthcare setting in Mexico City and surrounding areas, and (iii) the provision of cardiac monitoring services, such as Holter monitoring, pacemaker monitoring and event recording to patients in several of the Company's markets.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL

                      CONDITION AND RESULTS OF OPERATIONS

        At the back of this Proxy Statement are the Company's audited consolidated financial statements for the years ended December 31, 1996 and 1995. The following discussion and analysis should be read in conjunction with the information set forth in the financial statements and the notes thereto.

RESULTS OF OPERATIONS

        The following table sets forth operating data of the Company in both dollar amounts and as a percentage of gross revenues for the Company's 1996 and 1995 fiscal years.


                                                    Year Ended December 31,
                                                    -----------------------
                                                1996                      1995
                                                ----                      ----
Gross revenues                          $24,171       100.0%      $17,083        100.0%
Operating expenses                       20,268         83.9       15,336          89.8
Income from operations                    3,904         16.1        1,747          10.2
Interest expense                            870          3.6          442           2.6
Other income                                487          2.0           98           0.6
Income before taxes                       3,521         14.6        1,403           8.2
Income tax expense                        1,062          4.4          175           1.0
                                          -----          ---  ---     ---           ---
Net income                                2,459        10.2%        1,228          7.2%
Earnings per share(1)                   .30                       .21
Adjusted weighted average common
shares and equivalents outstanding (1)    8,121                     5,816

-----------------------
Note: Numbers may not add due to rounding

(1) Outstanding common shares and equivalents, and per share data, are on a fully diluted basis.

        Year Ended December 31, 1996 Compared With Year Ended December 31, 1995

        Gross revenues increased by 41.5% to approximately $24,171,000 in 1996 from approximately $17,083,000 in 1995. Excluding revenues attributable to acquired businesses, gross revenues increased by 25.5% to approximately $18,791,000 for 1996 from approximately $14,966,000 for 1995.

        The Company's operating expenses increased from approximately $15,336,000 in 1995 to approximately $20,268,000 in 1996. As a percentage of net sales, operating expenses decreased from 89.8% to 83.9%. The decrease was due to increased efficiencies realized through consolidation of various overhead and administrative functions, and absorption of fixed costs over an increased revenue base.

        Income from operations increased by 123.4% to approximately $3,904,000 in 1996 from approximately $1,747,000 in 1995. As a percentage of gross revenues, income from operations increased from 10.2% in 1995 to 16.1% in 1996.

        Interest expense increased by 96.8% from approximately $442,000 in 1995 to approximately $870,000 in 1996, primarily as a result of new obligations acquired in connection with the ACT acquisition. As a percentage of net sales, interest expense increased from 2.6% in 1995 to 3.6% in 996.

        "Other income" is primarily interest earned on liquid investments.

        Net income approximately doubled from $1,228,000 in 1995 to $2,459,000 in 1996. This increase is primarily due to continued consolidation of the Company's administrative functions, and increased sales. As a percentage of sales, all expense categories were down in 1996, except for depreciation and amortization.

COMPETITION

        Radiology and cardiology diagnostic services, as well as the provision of allied healthcare professionals, are characterized by a high degree of competition. This competition comes from a number of independent local operators specializing in one or two clinical applications, and from a few large diversified healthcare companies (primarily larger hospitals having the resources and capability to provide shared diagnostic services to other healthcare facilities) which provide these services as part of their overall business. Although the Company believes that it has a competitive advantage over most of the small operators (primarily because most of them do not provide the full range of services offered by the Company, and do not have the same volume of revenues to absorb necessary fixed overhead costs), the Company may be vulnerable to competition from the larger healthcare companies, at least one of which can be found in each of the Company's geographic markets, and all of which are substantially larger and possess greater financial resources than the Company. There can be no assurance that the Company will be able to compete successfully in its markets.

SEASONALITY

        The Company's results of operations have, in some years, varied significantly from quarter to quarter, for reasons particular to each quarter. For instance, hospital admissions and doctor visits (and, therefore, the Company's imaging revenues) are typically lower during holiday periods, and at other times when physicians traditionally take their own vacations. Conversely, revenues from ancillary services have generally increased in holiday periods, due to increased demand for temporary personnel when regular staff is away.

LIQUIDITY AND CAPITAL RESOURCES

        In July 1996, the Company and its subsidiaries entered into an amended and restated revolving credit and term loan facility with TCB, providing for up to $2,500,000 in available revolving credit (or, if less, 75% of the Company's and its subsidiaries' eligible accounts receivable from time to time), and an acquisition term loan facility of up to $17,500,000 in original principal amount. At December 31, 1996, the Company's outstanding borrowings under the loan agreement were $1,572,000 under the revolving credit facility, and $8,569,573 under the term loan facility. These loans bear interest at varying rates, depending on the Company's relative leverage from time to time. The Company and its subsidiaries have also entered into various financing arrangements with commercial leasing companies and equipment suppliers, bearing interest ranging from 6% to 11% per annum.

        In July 1996, the Company also completed a public offering of Common Stock, pursuant to which the Company realized net proceeds of approximately $17,504,500. The proceeds of this offering have been and continue to be utilized to retire debt and lease financing liabilities, to consummate acquisitions, and for working capital.

        At December 31, 1996, the Company had approximately $5,220,000 in cash, cash equivalents and short-term investments and additional unused availability of $928,000 under its revolving credit facility. From February 1 to March 31, 1997, the Company received approximately $8,674,000 from the exercise of its publicly traded warrants and certain other warrants. Based on the Company's operating plan, management believes that available resources and funds generated from operations will be sufficient to meet the Company's operating requirements through the close of the Company's fiscal year ending December 31, 1997.

        The Company has retained Prudential Securities, Inc. to effect a private placement of $20,000,000 of senior subordinated promissory notes, in connection with (a) the Company's proposed acquisition of four magnetic resonance imaging centers in California from Diagnostic Imaging Services, Inc. ("DIS"), and (b) to retire a $5,500,000 advance made to the Company by TCB in connection with the Company's acquisition of the ultrasound division of DIS consummated in March 1997.

TRENDS AND UNCERTAINTIES

        The Company's future revenues and results of operations may be substantially affected by proposed reforms of the nation's healthcare system and by potential reductions in reimbursement rates and policies imposed by Medicare and other third-party reimbursement programs (from which the Company derives a material portion of its receipts). Continuing pressures on pricing structures applicable to the Company's services could have the effect of reducing the Company's revenues and operating profit margins. The Company is unable to predict the nature or extent of any such policy changes and/or the effects thereof on the Company.

                       SECURITY OWNERSHIP OF MANAGEMENT
                          AND PRINCIPAL STOCKHOLDERS

        At the close of business on the Record Date, there were outstanding 9,647,055 shares of common stock of the Company ("Common Stock"), which constituted all of the voting securities of the Company as of the Record Date. Each stockholder is entitled to cast one vote for each share of Common Stock held by him or her as of the Record Date, which is present at the Annual Meeting either in person or by proxy. Only holders of record of the outstanding shares of the Common Stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting. Stockholders of the Company do not have cumulative voting rights in the election of directors, and the nominee receiving a plurality of the votes cast at the Annual Meeting (assuming a quorum is duly constituted) will be elected to the Class II directorship which is up for election at the Annual Meeting. Pursuant to the Company's by-laws, the holders of one-third of the outstanding Common Stock, if present in person or by proxy, are sufficient to constitute a quorum for the transaction of the business scheduled for the Annual Meeting, except that, under Delaware law, the affirmative vote of a majority of all of the outstanding Common Stock is required for approval of the proposed amendment to the Company's certificate of incorporation.

        The following table sets forth certain information as of the Record Date with respect to the beneficial ownership of the Common Stock of by each beneficial owner of more than 5% of the outstanding shares of the Common Stock, each director and nominee for director, and all executive officers and directors of the Company as a group. Unless otherwise indicated, the owners have sole voting and investment power with respect to their respective shares.




                                                                          Shares
       Name and Address                                             Beneficially Owned   Percentage
      of Beneficial Owner                    Position                       (1)           Owned(1)
----------------------------------------------------------------------------------------------------
Max W. Batzer                    Director, Chairman of the Board
2777 Stemmons Freeway            of Directors, and Chief
Dallas, Texas  75207             Executive Officer                     591,395    (2)       5.9%

Thomas M. Sestak
1226 Ninth Avenue
San Francisco, California
94122                            Director and Nominee for Director     338,066    (3)       3.4%

Brad A. Hummel                   Director,  President, Chief
2777 Stemmons Freeway            Operating Officer, and Chief
Dallas, Texas  75207             Financial Officer                     317,538    (4)       3.2%

Bo W. Lycke
2777 Stemmons Freeway
Dallas, Texas 75207              Director and Nominee for Director      83,000    (5)       0.9%

James R. Angelica
10405 Baur Boulevard             Director and Senior Vice
Olivette, Missouri 63132-1908    President                             466,552    (6)       4.8%

All directors and executive
officers as a group (eight                                                      (1)(2)(3)
persons)                                                             2,159,962  (4)(5)(6   19.8%
--------------------------------

(1) Except to the extent of those options held by the subject individual(s), does not give effect to an aggregate of up to 4,123,377 shares of Common Stock issuable (i) upon exercise of outstanding options and warrants, and options granted or available for grant pursuant to the Company's stock option plans; (ii) pursuant to contingent share agreements with former stockholders of certain of the Company's subsidiaries; and (iii) upon conversion of outstanding shares of Series A Preferred Stock of the Company.

(2) Includes 410,227 shares which are subject to currently exercisable stock options.

(3) Includes 452 shares held by Mr. Sestak as custodian for his minor children, and 186,645 shares which are subject to currently exercisable stock options.

(4) Includes 315,227 shares which are subject to currently exercisable stock options.

(5) Includes 82,000 shares which are subject to currently exercisable stock options.

(6) 370,252 outstanding shares are held jointly by Mr. Angelica and his spouse, and 2,500 outstanding shares are held in Mr. Angelica's name. Total beneficial ownership includes 56,800 shares which are subject to currently exercisable warrants held by Mr. Angelica and his spouse, and 37,000 shares which are subject to currently exercisable stock options held by Mr. Angelica individually. Mr. and Mrs. Angelica have granted to Max W. Batzer a proxy, expiring September 5, 1997, to vote 370,252 shares owned by Mr. and Mrs. Angelica (a) as to the election of directors, in such manner as Mr. Batzer may determine in his sole discretion, and (b) as to all other matters, in the same manner as the greatest plurality of votes otherwise cast or given by holders of Common Stock with respect to the particular matter under consideration.

                       DIRECTORS, NOMINEES FOR DIRECTOR,
                     AND EXECUTIVE OFFICERS OF THE COMPANY

        The following table sets forth information with respect to directors, nominees for director and executive officers of the Company as of the Record Date. There are no pending legal proceedings in which any director, nominee for director, executive officer or key employee of the Company is a party adverse to the Company.


Name                               Age         Position
----                               ---         --------
                                               Director,  Chairman  of the  Board of  Directors,
Max W. Batzer (1)(2)               53          and Chief Executive Officer


                                               Director,  President,  Chief  Operating  Officer,
Brad A. Hummel                     40          Chief Financial Officer and Nominee for Director

Thomas M. Sestak (1)(2)            54          Director

Bo W. Lycke (1)(2)                 51          Director

James R. Angelica                  49          Director and Senior Vice President

Bonnie G. Lankford                 41          Senior Vice President-Operations

Don W. Caughron                    41          Senior Vice President-Finance

Carol J. Gannon                    37          Senior Vice President - Clinical Services
------------------------------

(1)     Member of the compensation committee
(2)     Member of the audit committee

        The Board of Directors of the Company is divided into three classes of an equal (or as nearly equal as possible) number of directors, with each director serving for a term of three years, and with elections for only one class of directors to be held in each year. Mr. Hummel's seat (Class II directorship) is up for election at the Annual Meeting, Mr. Batzer's and Mr. Angelica's seats (Class III directorships) next come up for election on or about May 31, 1998, and Mr. Sestak's and Mr. Lycke's seats (Class I directorships) next come up for election on or about May 31, 1999.

        The following is a summary of the business experience of each director, nominee for director and executive officer of the Company:

        Max W. Batzer has been the Chairman of the Board and Chief Executive Officer of the Company since January 1987, and a stockholder and Director of the Company since its inception in 1983. From 1981 to 1991, Mr. Batzer was also President of General Hide & Skin Corporation, a worldwide commodity trading organization headquartered in New York City. In addition, Mr. Batzer has also, at various times during the past 20 years, worked as an analyst for Pan American World Airways, served as Vice President for Marketing for World Courier Inc., and served as a director and executive committee member of Simmons Airlines, Inc. (which was a publicly traded company that was purchased by and is now a subsidiary of American Airlines). Mr. Batzer holds a B.S.E. degree from The Wharton School of the University of Pennsylvania, and an M.B.A. degree from the University of Arizona.

        Brad A. Hummel has been a Director and the President and Chief Operating Officer of the Company since January 1987, and Chief Financial Officer of the Company since February 1994, and was employed by the Company in other capacities from 1984 to 1986. From 1981 to 1984, Mr. Hummel was an associate with Covert, Crispin and Murray (a Washington, D.C. and London-based management consulting firm), and from 1979 to 1981, Mr. Hummel served as an executive assistant to United States Senator John C. Culver. Mr. Hummel holds a bachelor's degree (with honors) from the University of Iowa.

        Thomas M. Sestak has been a Director of the Company since its inception in 1983, and was the Secretary of the Company from November 1987 to March 1993. Mr. Sestak has also been employed since 1972 as the Chairman and Chief Executive Officer of Standard Construction of San Francisco, Inc., a general construction contractor operating in the greater San Francisco area. Mr. Sestak holds a B.S.E. degree from The Wharton School at the University of Pennsylvania.

        Bo W. Lycke has been a Director of the Company since April 1993. Since February 1991, Mr. Lycke has been employed as Chairman of the Board and Chief Executive Officer of American Medical Finance, Inc. and its affiliate, National Financial Corporation, each of which is engaged in providing financial services to various medical businesses. Mr. Lycke holds an M.B.A. degree from the University of Goteborg, Sweden.

        James R. Angelica was appointed a Director and Vice President-Sales of the Company in September 1994, upon the consummation of the Company's acquisition of Mobile Diagnostic Imaging, Inc. ("MDI"), and was promoted to Senior Vice President in January 1996. From June 1991 through September 1994, Mr. Angelica was the President and Chief Operating Officer of MDI. From June 1990 through June 1991, Mr. Angelica was an Executive Vice President of Cost Management Technologies, a third-party insurance claims administrator headquartered in St. Louis. From May 1981 through January 1990, Mr. Angelica was an Executive Vice President of Group Health Plan, a health insurance administrator headquartered in St. Louis. Mr. Angelica holds a bachelor's degree in business administration from Pacific University.

        Bonnie G. Lankford has been Senior Vice President-Operations of the Company since January 1996, and has been employed in other management capacities by the Company at all times since 1985. Ms. Lankford has received a certification in echocardiography from Grossmont College, and is a registered diagnostic medical sonographer in both echocardiology and obstetrics/gynecology.

        Don W. Caughron has been Senior Vice President-Finance of the Company since January 1996, and has been employed in other financial capacities with the Company at all times since April 1994. From May 1993 to April 1994, Mr. Caughron was a self-employed accountant. From 1990 to 1993, Mr. Caughron was Corporate Controller for Actuarial Computer Technology, Inc., a privately held Dallas-based actuarial computer software company. Mr. Caughron is a Certified Public Accountant in the State of Texas, and a member of the Texas Society of CPA's and the American Institute of CPA's. Mr. Caughron holds a B.B.A. degree from Texas Tech University.

        Carol J. Gannon was appointed Senior Vice President-Clinical Services of the Company in January 1996, upon the consummation of the Company's acquisition of Advanced Diagnostic Imaging, Inc. ("ADI"). Ms. Gannon was the President and Chief Operating Officer of ADI from September 1990 to December 1995. She is a registered nurse with additional ultrasound registries in vascular technology and cardiac stenography. From 1991 to 1995, she served on the Board of Directors and the Executive Committee of the Society of Vascular Technology. Ms. Gannon holds an Associate Degree in nursing from Rochester (Minnesota) Community College.



                            EXECUTIVE COMPENSATION

                                                      Restricted
Name &                                     Other        Stock
Principal    Year    Salary                Annual       Awards       Options/  LTIP       All Other
Position                       Bonus    Compensation(1)             SAR's (#)  Payouts  Compensation(2)
---------    -----   ------    -----    ---------------  -------    ---------  -------  --------------
Max W.
Batzer       1996    305,900    20,000       0           0                 0     0           0
Chairman     1995    231,000     7,500       0           0            75,000     0           0
and CEO      1994    173,666         0       0           0           128,500     0           0

Brad A.
Hummel       1996    225,570    15,000       0           0                 0     0           0
President    1995    173,133     7,500       0           0            30,000     0           0
and COO      1994    127,750         0       0           0           103,500     0           0

James R.
Angelica(2)
Director
and Senior   1996     89,824         0     25,000        0                 0     0           0
Vice         1995     89,824         0     27,500        0            25,000     0           0
President    1994     21,644         0       0           0                 0     0           0

Carol J.
Gannon
Senior       1996     85,102 )       0     65,000        0                 0     0           0
Vice         1995   32,828(3)        0       0           0                 0     0           0
President    1994   280,673(3        0       0           0                 0     0           0





-----------------
Does not include benefits or perquisites in an aggregate amount, as to each person, which is less than the lesser of $50,000 or 10% of the total salary and bonus for the subject year.

Represents compensation from commencement of Mr. Angelica's employment on September 6, 1994.

(3) Includes compensation paid by a subsidiary of the Company to Ms. Gannon prior to the acquisition of such subsidiary from Ms. Gannon on December 7, 1995.

        A table indicating the stock options granted to Named Officers and directors is included under the heading "Stock Option Plans" below.

        The Company does not pay directors' fees. Rather, the Compensation Committee of the Company's Board of Directors is authorized to consider the grant of non-qualified stock options to members of the Board, consistent with the Company's philosophy of incentivizing directors to foster, contribute to and participate in the Company's growth.

                     EMPLOYMENT AND INCENTIVE COMPENSATION
                                  AGREEMENTS

EMPLOYMENT AGREEMENTS

        The Company has an employment agreement with Max W. Batzer, pursuant to which Mr. Batzer is to serve as Chairman of the Board and Chief Executive Officer of the Company through December 31, 2001. The employment agreement provides for a minimum base salary of $360,000 per annum, and benefits comparable to those provided to other Company employees. Although Mr. Batzer presently devotes his full business time to the Company, his employment agreement permits him to engage in other business activities that are not competitive with the business of the Company and that do not materially interfere with his performance of his duties and responsibilities to the Company.

        The Company has an employment agreement with Brad A. Hummel, pursuant to which Mr. Hummel is to serve as President and Chief Operating Officer of the Company through December 31, 2001. In February 1994, Mr.

Hummel also assumed the duties of Chief Financial Officer of the Company, upon the resignation of the prior CFO. The employment agreement provides for a minimum base salary of $270,000 per annum, and benefits comparable to those provided to other Company employees. The agreement further provides for Mr. Hummel to devote substantially all of his business time to the performance of his duties and responsibilities to the Company.

        Each of Mr. Batzer's and Mr. Hummel's employment agreements grants to the subject employee the right to elect, within one year after any change in control of the Company, to terminate his employment on not less than 90 days' prior written notice, and thereafter receive his salary and benefits for a period of 24 months or to the scheduled expiration date of such employment agreement (whichever is later). Such salary continuation is also applicable in the event that the Company terminates such individual's employment (other than "for cause") within one year after any change in control of the Company. For purposes of such agreements, a "change in control" is deemed to occur at such time as 20% of the total outstanding votes eligible to vote for directors of the Company are owned (legally or beneficially) by any person (or group of persons acting in concert) who was not a stockholder of the Company as of March 13, 1996.

        The Company also has employment agreements with James R. Angelica, Bonnie G. Lankford and Carol J. Gannon. Mr. Angelica's employment agreement (as amended) calls for him to serve as a Senior Vice President of the Company through August 31, 1997, at a base salary of $85,000 per annum, and benefits comparable to those provided to other Company employees. Ms. Lankford's employment agreement (as amended) calls for her to serve as Senior Vice President-Operations of the Company through December 31, 1999, at a minimum base salary of $110,000 per annum, and benefits comparable to those provided to other Company employees. Ms. Gannon's employment agreement calls for her to serve as Senior Vice President-Clinical Services of the Company through December 31, 1998, and provides for a fixed annual salary of $85,000 per annum, and benefits comparable to those provided to other Company employees.

        Any increases in the annual rates of compensation of Messrs. Batzer, Hummel and Angelica under their employment agreements must be approved by a majority of both the disinterested directors and the Compensation Committee of the Company's Board of Directors.

STOCK OPTION PLANS

        On April 15, 1992, the stockholders of the Company approved the Company's 1992 Stock Option Plan, as previously adopted by the Company's Board of Directors (the "1992 Plan"), pursuant to which officers, directors, and/or key employees and/or consultants of the Company can receive incentive stock options and non-qualified stock options to purchase up to an aggregate of 903,509 shares of the Company's Common Stock (of which no more than 180,702 shares may be pursuant to qualified incentive stock options, and no more than 722,807 shares may be pursuant to non-qualified stock options). On the Record Date, there are outstanding, under the 1992 Plan, stock options for an aggregate of 859,085 shares of Common Stock at exercise prices ranging from $.94 to $7.50 per share, and expiring at various times from January 1998 through April 2003. The weighted average exercise price under such options is approximately $1.80 per share. The exercise prices applicable under such outstanding stock options represent not less than 100% of the fair market value of the underlying Common Stock as of the date that such options were granted, as determined from the closing bid price most recently quoted in the over-the-counter "pink sheets" or on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") prior to the date that such options were granted.

        With respect to incentive stock options, the 1992 Plan provides that the exercise price of each such option must be at least equal to 100% of the fair market value of the Common Stock on the date that such option is granted (and 110% of fair market value in the case of stockholders who, at the time the option is granted, own more than 10% of the total outstanding Common Stock), and requires that all such options have an expiration date not later than that date which is one day before the tenth anniversary of the date of the grant of such options (or the fifth anniversary of the date of grant in the case of 10% stockholders). However, with certain limited exceptions, in the event that the option holder ceases to be associated with the Company, or engages in or is involved with any business similar to that of the Company, such option holder's incentive options immediately terminate. Pursuant to the 1992 Plan, the aggregate fair market value, determined as of the date(s) of grant, for which incentive stock options are first exercisable by an option holder during any one calendar year cannot exceed $100,000.

        With respect to non-qualified stock options, the 1992 Plan requires that the exercise price of all such options be at least equal to 100% of the fair market value of the Common Stock on the date such option is granted, provided that non-qualified options may be issued at a lower exercise price (but in no event less than 85% of fair market value) if the net pre-tax income of the Company in the full fiscal year immediately preceding the date of the grant of such option (the "Prior Year") exceeded 125% of the mean annual average net pre-tax income of the Company for the three fiscal years immediately preceding such Prior Year. Non-qualified options must have an expiration date not later than that date which is the day before the eighth anniversary of the date of the grant of the subject option. However, with certain limited exceptions, in the event that the option holder ceases to be associated with the Company, or engages in or becomes involved with any business similar to that of the Company, such option holder's non-qualified options immediately terminate.

        The 1992 Plan further provides that non-qualified options may (but need not) include a provision that, in the event of any change in control and management of the Company or any sale of the business of the Company, except to the extent that the subject option holder affirmatively elects, during a limited period of time following such event, to permanently revoke and terminate the subject non-qualified option (in whole or in part) and/or to reaffirm all or any portion of such non-qualified option without giving effect to the reduction in exercise price herein described, then the otherwise applicable exercise price in respect of such option may thereafter be reduced (but not by more than 50%) in the event that, and at such time(s) as, the subject option holder thereafter exercises such option (or the non-revoked and non-reaffirmed portion thereof, as the case may be). All but 39,000 of the 690,935 outstanding non-qualified options under the 1992 Plan contain such provision, and this could have the effect of delaying or hindering potential change in control or sale transactions, and/or providing additional compensation or consideration to the subject option holders in connection with any such transaction that may be consummated.

        In April 1995, in response to substantial increase in the size of the Company and its labor force, the Board of Directors of the Company adopted and approved the Company's 1995 Non-Qualified Stock Option Plan (the "1995 Non-Qualified Plan"), pursuant to which officers, directors, and/or key employees and/or consultants of the Company can receive non-qualified stock options to purchase up to an aggregate of 500,000 shares of Common Stock. The exercise price, expiration date and other terms of any options granted under the 1995 Non-Qualified Plan are substantially similar to the requirements applicable to non-qualified options under the 1992 Plan. As of March 31,1997, there were outstanding, under the 1995 Non-Qualified Plan, stock options for an aggregate of 454,625 shares of Common Stock at exercise prices ranging from $1.94 to $6.25 per share, and expiring at various times from December 2000 through January 2005. The weighted average exercise price under such options is $4.14 per share. Of the outstanding options under the 1995 Non-Qualified Plan, 60,000 (exercisable at $5.25 per share) are subject to certain contingencies relating to the Company's earnings, and 225,000 other options contain price reduction provisions similar to those described in the immediately preceding paragraph.

        The Company also maintains a 1995 Incentive Stock Option Plan (the "1995 Incentive Plan"), as approved by the Company's stockholders on November 22, 1995, pursuant to which key employees of the Company can receive incentive stock options to purchase up to an aggregate of 500,000 shares of Common Stock. The requirements of the 1995 Incentive Plan are substantially identical to the provisions of the 1992 Plan which are specifically applicable to incentive stock options, except that the 1995 Incentive Plan will expire on August 31, 2005 (after which date no further options may be granted under the 1995 Incentive
Plan). As of March 31, 1997, 61,750 options were outstanding under the 1995 Incentive Plan at an exercise price of $6.25 per share and expiring on July 17, 2001.

        In January 1997, the Board of Directors of the Company adopted the Company's 1997 Non-Qualified Stock Option Plan (the "1997 Non-Qualified Plan"), pursuant to which officers, directors and/or key employees and/or consultants of the Company can receive non-qualified stock options to purchase up to an aggregate of 1,000,000 shares of Common Stock. The exercise price, expiration date and other terms of any options granted under the 1997 Non-

Qualified Plan are substantially similar to the requirements applicable to non-qualified options under the 1992 Plan. As of March 31, 1997, options for an aggregate of 345,000 shares of Common Stock had been issued and were outstanding under the 1997 Non-Qualified Plan at an exercise price of $7.44 per share and expiring on January 2, 2005. 235,000 of such options contain price reduction provisions similar to those described above.

        The following table lists information on stock options granted under the Plan to each of the Company's Named Officers and directors through December 31, 1996.

                                                    Percent of
                                                    Total Options
                                                    Granted to   Exercise
                     Type of           Number       Employees in Price          Expiration
Name                 Option            of Shares    Fiscal Year  Per Share          Date
----                  -------          ---------    -----------  ----------     -----------
Max W. Batzer        Qualified          5,082         1.6%         $2.21        January 13, 1998
                     Non-Qualified    101,645        32.5%         $2.21        January 13, 2001
                     Qualified          3,500         1.2%         $ .94        April 3, 1999
                     Non-Qualified     75,000        24.8%         $ .94        April 3, 2002
                     Non-Qualified     50,000        16.6%         $1.69        August 8, 2002
                     Qualified          5,000         1.7%         $1.94        April 4, 2000
                     Non-Qualified     50,000        16.7%         $1.94        April 4, 2003
                     Non-Qualified     20,000         6.7%         $4.25        December 4, 2003

Brad A. Hummel       Qualified          5,082         1.6%         $2.21        January 13, 1998
                     Non-Qualified    101,645        32.5%         $2.21        January 13, 2001
                     Qualified          3,500         1.2%         $ .94        April 3, 1999
                     Non-Qualified     50,000        16.6%         $ .94        April 3, 2002
                     Non-Qualified     50,000        16.6%         $1.69        August 8, 2002
                     Non-Qualified     30,000        10.0%         $4.25        December 4, 2003

Thomas M. Sestak     Non-Qualified    101,645          N/A         $2.21        January 13, 2001
                     Non-Qualified      5,000          N/A         $ .94        April 3, 2002
                     Non-Qualified     50,000          N/A         $1.69        August 8, 2002
                     Non-Qualified     10,000          N/A         $1.94        April 4, 2003
                     Non-Qualified     15,000          N/A         $4.25        December 4, 2003

Bo W. Lycke          Non-Qualified      2,000          N/A         $ .94        April 3, 2002
                     Non-Qualified     50,000          N/A         $1.69        August 8, 2002
                     Non-Qualified     10,000          N/A         $1.94        April 4, 2003
                     Non-Qualified     15,000          N/A         $4.25        December 4, 2003

James R. Angelica    Qualified          2,000         0.7%         $1.94        April 4, 2000
                     Non-Qualified     10,000         3.3%         $1.94        April 4, 2003
                     Non-Qualified     15,000         5.0%         $4.25        December 4, 2003

        Through December 31, 1996, a total of 2,625 incentive stock options granted under the 1992 Plan had been exercised (none by executive officers or directors), and no other options granted under any of the Plans had been exercised.

        The following table sets forth all stock option exercises by Named Officers and directors of the Company during the fiscal year ended December 31, 1996, and the "value" (i.e., the amount by which the exercise price exceeded the fair market value of the underlying Common Stock) as of December 31, 1996 of all unexercised stock options then held by Named Officers and directors of the Company. All of such stock options were then and now are currently exercisable.


                                                                                Value of
                                                           Number of          Unexercised
                          Shares                          Unexercised         In-The-Money
                         Acquired                      Options at Fiscal        Options
Name                   on Exercise     Value Realized       Year End       at Fiscal Year End
----                   -----------     --------------       --------       ------------------
Max W. Batzer               0                0                    310,227          $1,895,960
Brad A. Hummel              0                0                    240,227          $1,423,660
Thomas M. Sestak            0                0                    181,645          $1,056,175
Bo W. Lycke                 0                0                     77,000            $446,470
James R. Angelica           0                0                     27,000            $128,970
Carol J. Gannon             0                0                          0                   0


        Prior to April 16, 1993, the 1992 Plan was administered by the Company's Board of Directors. Beginning on April 16, 1993, administration of the 1992 Plan was delegated to the Compensation Committee of the Company's Board of Directors, which has wide discretion in determining the recipients of options, the amounts of options awarded, and various other terms and conditions applicable to options granted under the 1992 Plan. The 1995 Non-Qualified Plan, the 1995 Incentive Plan and the 1997 Non-Qualified Plan have at all times been administered by the Compensation Committee, which has similar wide discretion in the administration thereof. In determining whether and to what extent specific employees or consultants will be awarded options, the Compensation Committee takes into account the value of the specific individual's services to the Company, the individual's time in service, the long-term prospects for the individual to handle additional responsibilities within the Company, and such other factors as the Compensation Committee may deem relevant in order to reward and motivate the Company's employees and consultants.

                             CERTAIN TRANSACTIONS

        In April 1996, in connection with the Company's private placement of promissory notes (the "Bridge Notes") and warrants (the "Bridge Warrants"), an aggregate of $50,000 of Bridge Notes and 2,500 Bridge Warrants were purchased by James R. Angelica, $100,000 of Bridge Notes and 5,000 Bridge Warrants were purchased by Thomas M. Sestak, and $50,000 of Bridge Notes and 2,500 Bridge Warrants were purchased by Carol J. Gannon. All of such Bridge Notes have since been repaid, and all of such Bridge Warrants have been exercised.

        In October 1989, Mr. Batzer, Mr. Sestak and Mr. Hummel borrowed $66,000, $10,000 and $33,000, respectively, from the Company. The proceeds of these loans were utilized by Messrs. Batzer, Sestak and Hummel to purchase shares of Common Stock. The loans were amended and restated as of January 1, 1993, such that the loans now bear simple interest at a certain bank's prime rate (adjusted annually for purposes of the loans), with payment of all principal and accrued interest due on December 31, 1997. Mr. Sestak's loan was repaid in full in October 1993. Mr. Batzer's and Mr. Hummel's loans are non-recourse, and are secured solely by shares of Common Stock having an aggregate market value equal to 50% of the outstanding loan obligations, provided that the number of shares pledged as collateral will never exceed the number of shares (185,265 in the case of Mr. Batzer, and 92,633 in the case of Mr. Hummel) purchased with the proceeds of the loans. The Company has retained a right of first refusal in connection with any proposed sale of the pledged shares while they remain subject to such pledge, although the Company is now prohibited, under its loan agreement with TCB, to redeem or purchase any shares of Common Stock without TCB's prior consent.

        To the knowledge of the Company, there are no officers, directors, beneficial owners of more than 10% of any class of equity securities of the Company registered pursuant to Section 12 of the Securities Exchange Act of 1934,
as amended (the "Exchange Act"), or any other persons subject to Section
16 of the Exchange Act with respect to the Company that failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior thereto, except that, following the consummation of the Company's initial public offering in June 1993, each of the directors and officers of the Company was late in filing his or her Form 3 (all of which filings have since been made).

                          MARKET PRICE AND DIVIDENDS

        Since January 22, 1996, the Company's Common Stock has been listed on the NASDAQ National Market under the symbol "DHSM." From June 23, 1993 to January 19, 1996, the Common Stock was listed on the SmallCap Market of the National Association of Securities Dealers Automated Quotation System. The range of reported high bid and low bid quotations for the Common Stock on a quarterly basis from January 1, 1995 through January 19, 1996, and the high and low daily last sale price on a quarterly basis from January 22, 1996 through March 31, 1997, is reflected in the table below. These quotations reflect inter-dealer prices without adjustment for retail mark-up, mark-down or commission and may not represent actual transactions.

                             High           Low
                             ----           ---
1995
----

1st Quarter                  $2.63          $1.88
2nd Quarter                  $3.38          $1.94
3rd Quarter                  $4.75          $2.94
4th Quarter                  $5.25          $3.81

1996
----

1st Quarter                  $7.50          $4.875
2nd Quarter                  $8.375         $5.00
3rd Quarter                  $8.375         $5.875
4th Quarter                  $8.50          $6.625

1997
----

1st Quarter                  $10.125        $7.44


        On March 31, 1997, the last reported sale price for the Common Stock was $7.875, and the Company had approximately 181 stockholders of record as of that date. The Company believes that there are more than 1,200 beneficial owners of Common Stock.

DIVIDEND POLICY

        The Company has not previously paid any dividends on its Common Stock, and for the foreseeable future intends to continue its policy of retaining any earnings to finance the development and expansion of its business. In addition, the Company's loan agreement with TCB prohibits the payment of dividends without TCB's prior consent. In the future, the payment of dividends by the Company on its Common Stock will also depend on the Company's financial condition, results of operations and such other factors as the Board of Directors of the Company may consider relevant.

                      ACTION TO BE TAKEN UNDER THE PROXY

        Unless otherwise directed by the grantor of the proxy, the persons acting under the accompanying proxy will vote the shares represented thereby:
(a) for the authorization and approval of the proposed amendment of the Company's certificate of incorporation to increase the number of authorized common shares from 15,000,000 shares, $.001 par value per share, to 50,000,000 shares, $.001 par value per share, and to increase the number of preferred shares authorized for issuance from 3,000,000 shares, $.001 par value per share, to 10,000,000 shares, $.001 par value per share (such preferred shares to be issuable in one or more series, having such relative rights, preferences, limitations and other attributes as may be fixed by the Board of Directors of the Company from time to time); (b) for the reelection of Brad A. Hummel as a Class II Director of the Company; (c) for the proposal to ratify the appointment of Simonton, Kutac & Barnidge, L.L.P., as the Company's auditors for the fiscal year ending December 31, 1997; and (d) in connection with the transaction of such other business that may be brought before the Annual Meeting, in accordance with the judgment of the person or persons voting the proxy.

I. AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE COMPANY'S AUTHORIZED COMMON STOCK TO 50,000,000 SHARES AND AUTHORIZED PREFERRED STOCK TO 10,000,000 SHARES

        At the Annual Meeting, a vote will be taken on a proposal to authorize an amendment of the Company's Certificate of Incorporation to increase the number of common shares authorized for issuance thereunder from 15,000,000 authorized shares of Common Stock to 50,000,000 authorized shares of Common Stock, and to increase the number of preferred shares authorized for issuance thereunder ("Preferred Stock") from 3,000,000 authorized shares of Preferred Stock to 10,000,000 authorized shares of Preferred Stock (collectively, the "Amendment"). Preemptive rights will not attach to any of the newly created shares of Common Stock or Preferred Stock following approval of this proposal.

        At the close of business on April 25, 1997, the record date for determining the stockholders entitled to vote at the Annual Meeting, there were 9,647,055 shares of Common Stock outstanding, and the Company had reserved 4,123,377 shares of Common Stock for issuance (i) upon exercise of outstanding options and warrants, and options granted or available for grant pursuant to the Company's stock option plans, (ii) pursuant to contingent share agreements with former stockholders of certain of the Company's subsidiaries, and (iii) upon conversion of shares of Series A Preferred Stock of the Company outstanding as of December 31, 1996. As a result, on a fully diluted basis, the Company currently has only 1,229,568 shares of authorized Common Stock unreserved and available for issuance, and the Company will be required in the future to reserve additional shares of Common Stock for conversion purposes as additional in-kind dividends accrue on the Company's outstanding Series A Preferred Stock. With respect to the Preferred Stock, at the close of business on the Record Date, an aggregate of 1,125,000 shares of Preferred Stock had been designated as Series A Preferred Stock (of which 648,986 shares were outstanding), leaving 1,875,000 shares of Preferred Stock unreserved and available for future issuance. In reflecting upon the Company's present capital structure, management of the Company believes that the current authorized capital is inadequate for the Company's purposes, and that the Company needs more authorized shares of Common Stock and Preferred Stock in its capital structure in order to support its ability to consummate potential future acquisitions, and/or to raise additional funds for working capital and/or in connection with potential future acquisitions.

        Stockholders need to be aware of certain potential adverse effects which may result from increasing the Company's authorized capital as proposed. In addition to the lack of preemptive rights in connection with the issuance of the newly authorized shares, the Company's Board of Directors will have the power and authority (as it now has with respect to the currently authorized Preferred Stock) to designate and issue the additional Preferred Stock in one or more series, with each series having such rights, powers, preferences, limitations and other attributes as are fixed by the Board of Directors in the resolutions authorizing the issuance of that particular series. In designating any series of Preferred Stock, the Board of Directors may, without further action by the Company's stockholders, fix the number of shares constituting that series and fix the dividend rights, dividend rates, conversion rights, voting rights (which may be greater or lesser than the voting rights of the Common Stock), rights and terms of redemption (including any sinking fund provisions), and the liquidation preferences of the series of Preferred Stock. It should be expected that the holders of any series of Preferred Stock, when and if issued, will have priority claims to dividends and to any distributions upon liquidation of the Company, and that they may have other preferences over the holders of the Common Stock.

        Furthermore, the Company's stockholders will have very limited ability to vote upon the manner in which or the persons to whom the newly created shares of capital stock are issued or sold, unless stockholder consent is either required under Delaware law (e.g., certain merger transactions) or sought by management although not required (e.g., approval of certain employee benefit plans which include issuance of Common Stock). In addition, by having a large pool of capital stock (including, without limitation, Preferred Stock having certain preferences over the Common Stock) available for issuance at the discretion of management following approval of this proposal, management could defeat attempts to take control of the Company or could discourage consideration of such attempts by potential takeover suitors. Actual or threatened issuance of large blocks of capital stock (including, without limitation, Preferred Stock having certain preferences over the Common Stock) to management, their affiliates, or persons "friendly" to management could defeat such efforts and maintain current management in place, even if such efforts or the removal of management was in the best interests of stockholders. Such anti-takeover aspects of the current proposal, and its potential adverse effects on the value of the Common Stock and on stockholder values resulting from an investment in the Common Stock, should be considered by stockholders in voting on this proposal. Issuance of additional shares of capital stock out of newly created authorized capital, if issued in consideration for property or at values below the then current market price per share, would lead to economic dilution of shareholder investment (e.g., in terms of potentially lower earnings per share recorded by the Company), as well as to dilution of prior stockholders' voting power.

        Although the Company does not have any current or immediately foreseeable plans for issuance of such shares to raise additional working capital funds, or in connection with any specific acquisitions, the Company has historically been an active acquiror of businesses, and has frequently used its capital stock as a means of paying all or a portion of the purchase price for such acquisitions. Accordingly, to avoid potential delays in or frustration of future acquisitions, management believes that approval of the Amendment at this time is in the best interests of the Company and its stockholders. Management also believes that, insofar as the Company is seeking stockholder approval at this time for the other proposals identified in this solicitation material, it is more cost-effective for the Company concurrently to approach stockholders for approval of the Amendment.

        Under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock will be required to approve the Amendment. Abstentions and broker non-votes (if present, in person or by proxy) will be counted for purposes of determining the shares present at the Annual Meeting, but will not be deemed to have voted in favor of the Amendment. (However, any proxies which are not specifically marked to be voted against or to abstain with respect to the Amendment may be voted in favor of the Amendment.)

        THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE AMENDMENT, AND RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE AMENDMENT.

II.     ELECTION OF DIRECTORS

        Nominee

               At the Annual Meeting, one Class II Director is to be elected, to hold office until the 2000 Annual Meeting of Stockholders or until his successor shall be elected and shall qualify. Brad A. Hummel, who currently serves as a Class II Director of the Company, has been nominated by management for reelection; and biographical information regarding Mr. Hummel can be found under the heading "Directors, Nominees for Director, and Executive Officers of the Company" on pages 7 and 8 above. Unless authority to vote for such nominee is withheld, it is intended that shares represented by proxies in the accompanying form will be voted for the election of such nominee. If such nominee becomes unable or unwilling to accept nomination or election, it is intended that the proxies will be voted for the election in his stead of such person as the Board of Directors may recommend, but the Board does not know of any reason why such nominee will be unable or unwilling to serve if elected.

        THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE NOMINEE FOR DIRECTOR.

        Committees and Meetings of the Board

               The Board of Directors has two committees, the Compensation Committee and the Audit Committee, which were established in April 1993 and were the first committees ever established within the Company's Board of Directors. The members of each committee consist of Max W. Batzer, Thomas M. Sestak and Bo
W. Lycke. The function of the Compensation Committee includes responsibility for reviewing the compensation for all of the Corporation's officers and management employees and the granting of stock options under the Company's outstanding stock option plans and any other such plans that may exist and be in effect from time to time. The function of the Audit Committee includes the review of the Company's financing arrangements, internal financial controls and performance of independent auditors.

        During the Company's fiscal year ended December 31, 1996, the Board of Directors met a total of 10 times, including actions taken by unanimous written consent. All of the nominated directors attended all of the meetings of the Board held during periods of their tenure during such fiscal year. In addition, during the Company's fiscal year ended December 31, 1996, the Compensation Committee met a total of four times (including actions taken by unanimous written consent), and the Audit Committee met a total of two times (including actions taken by unanimous written consent), and all members of each of such committees attended all such meetings.

III. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997

        At the Annual Meeting, a vote will be taken on a proposal to ratify the appointment by the Board of Directors of Simonton, Kutac & Barnidge, L.L.P., independent certified public accountants, as the independent auditors of the Company for the fiscal year ending December 31, 1997. Such firm has no interest in or relationship with the Company except as its auditors.

        MANAGEMENT BELIEVES THE APPOINTMENT TO BE IN THE BEST INTEREST OF THE COMPANY AND RECOMMENDS THAT IT BE RATIFIED.

        A representative of Simonton, Kutac & Barnidge, L.L.P., will be present at the Annual Meeting and will be given an opportunity to make a statement to the stockholders if he so desires. The representative will be available to respond to questions from stockholders.

IV.     OTHER BUSINESS

        While management of the Company does not know of any matters which may be brought before the Annual Meeting other than as set forth in the Notice of Annual Meeting, the proxy confers discretionary authority with respect to the transaction of any other business. It is expected that the proxies will be voted in support of management on any question which may properly be submitted to the Annual Meeting.

INCLUSION OF STOCKHOLDER PROPOSALS IN THE COMPANY'S PROXY STATEMENT

        If any stockholder desires to put forth a proposal to be voted on at the 1998 Annual Meeting of Stockholders and wishes that proposal to be included in the Company's Proxy Statement to be delivered to stockholders in connection with such meeting, that stockholder must cause such proposal to be received by the Company at its principal executive office no later than December 31, 1997. Any request for such a proposal should be accompanied by a written representation that the person making the request is a record or beneficial owner of the lesser of at least 1% of the outstanding shares of Common Stock or $1,000 in market value of the Company's common shares and has held such shares for a least one year as required by the proxy rules of the Securities and Exchange Commission.

AVAILABILITY OF FORM 10-K OR FORM 10-KSB

        Certain additional information regarding the Company can be found in the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 1996. The Company will provide, without charge, to any stockholder, upon written request of such stockholder, a copy of such annual report. Any request for such annual report should include a representation that the person making the request was the beneficial owner, as of the Record Date, of securities entitled to vote at the Annual Meeting. Such request should be addressed to: Diagnostic Health Services, Inc., 2777 Stemmons Freeway, Dallas, Texas 75207; Attention:
Stockholder Relations.

       -----------------------------------------------------------------

                   PLEASE SIGN, DATE AND RETURN THE ENCLOSED
                PROXY IN THE ENVELOPE PROVIDED FOR SUCH PURPOSE

       -----------------------------------------------------------------

                         INDEX TO FINANCIAL STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1996 AND DECEMBER 31, 1995

Independent Auditors Report............................................... F-2

Consolidated Balance Sheet, December 31, 1996 and December 31, 1995....... F-3
Consolidated Statement of Operations for the years ended

        December 31, 1996 and December 31, 1995........................... F-5

Consolidated Statement of Stockholders' Equity for the years ended

        December 31, 1996 and December 31, 1995........................... F-6

Consolidated Statement of Cash Flows for the years ended

        December 31, 1996 and December 31, 1996........................... F-7

Notes to Financial Statements............................................. F-8

                DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                -----------------------------------------------

                         INDEPENDENT AUDITORS' REPORT
                         ----------------------------

The Board of Directors
Diagnostic Health Services, Inc.

We have audited the accompanying consolidated balance sheets of Diagnostic Health Services, Inc. and Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Diagnostic Health Services, Inc. and Subsidiaries at December 31, 1996 and 1995, and the results of their operations and cash flows for the years then ended in conformity with generally accepted accounting principles.





/S/ Simonton, Kutac & Barnidge, L.L.P.

Simonton, Kutac & Barnidge, L.L.P.
Houston, Texas

March 21, 1997

                DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                -----------------------------------------------

                          CONSOLIDATED BALANCE SHEETS
                          ---------------------------

                                    ASSETS

                                                                        December 31,
                                                             --------------------------------
                                                                   1996              1995
                                                             ---------------   --------------
Current Assets:
    Cash and cash equivalents                                  $    229,547     $     705,179
    Short-term investments                                        5,000,000                --
    Accounts receivable:

      Trade, net of allowance for doubtful accounts

        of $1,413,168 and $114,817, respectively                 10,530,807         2,810,912
      Accrued interest and other                                    701,438           177,054
Stockholders                                                         40,453            34,243
      Employees                                                     185,892            56,795
    Contracts receivable - current                                1,317,146           434,008
    Prepaid expenses                                              1,359,596           397,807
    Deferred tax asset                                               57,876            55,023
                                                               ------------     -------------

      Total Current Assets                                       19,422,755         4,671,021
                                                               ------------     -------------

Property & Equipment:

    Office furniture & equipment                                  1,139,535           654,970
    Machinery & service equipment                                20,089,559         9,527,210
    Leasehold improvements                                           45,526            19,009
      Less: Accumulated depreciation and amortization            (5,425,437)       (3,705,988)
                                                               ------------     -------------
      Total Property & Equipment                                 15,849,183         6,495,201
                                                               ------------     -------------

Other Assets:

    Deposits and other                                              958,391           362,320
    Deferred acquisition costs                                      164,199            57,523
    Contracts receivable - long-term                              1,739,587         1,458,481
    Goodwill                                                     15,022,858         5,584,306
    Noncompete agreements                                         1,586,818         1,335,892
      Less: Accumulated amortization                             (1,423,418)         (673,215)
                                                               ------------     -------------

      Total Other Assets                                         18,048,435         8,125,307
                                                               ------------     -------------

      Total Assets                                             $ 53,320,373     $  19,291,529
                                                               ============     =============

                DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                -----------------------------------------------

                    CONSOLIDATED BALANCE SHEETS (CONTINUED)
                    ---------------------------------------

                      LIABILITIES & STOCKHOLDERS' EQUITY

                                                                        December 31,
                                                                -----------------------------
                                                                   1996              1995
                                                                 ------------  --------------
Current Liabilities:
    Accounts payable                                              1,957,758     $   1,070,915
Accrued liabilities                                               1,534,551           207,133
    Current lease obligations                                     2,154,035           759,079
    Current portion of long-term debt                             1,991,824         1,403,463
Notes payable                                                     1,572,000           700,000
    Current income taxes                                            195,000            23,965
                                                               ------------     -------------

      Total Current Liabilities                                   9,405,168         4,164,555

Long-term lease obligations                                       4,865,190         1,243,231
Long-term debt                                                    7,081,745         4,418,396
Deferred rent                                                       155,426                --
Other liabilities                                                   778,446           353,192
Deferred income taxes                                             1,057,779           205,961
                                                               ------------     -------------

      Total Liabilities                                          23,343,754        10,385,335
                                                               ------------     -------------

Commitments and Contingencies
Stockholders' Equity:

    Common stock, $.001 par value; authorized 15,000,000
      shares; issued 8,400,762 shares in 1996 and
      5,206,361 shares in 1995; outstanding 8,167,503
      shares in 1996 and 4,973,102 shares in 1995                    8,401             5,206
    Preferred stock, $.001 par value; authorized 3,000,000
      shares; issued and outstanding 648,986
      shares in 1996 and zero shares in 1995                            649                --
    Additional paid-in capital                                   27,617,425         9,018,442
    Retained earnings                                             2,567,195           108,118
    Foreign currency translation                                     (5,900)           (6,171)
    Stock subscription receivable                                        --            (8,250)
    Stockholder receivable                                         (103,500)         (103,500)
    Treasury stock (at cost)                                       (107,651)         (107,651)
                                                               ------------     -------------
   Total Stockholders' Equity                                    29,976,619         8,906,194
                                                               ------------     -------------

Total Liabilities & Stockholders' Equity                       $ 53,320,373      $ 19,291,529
                                                               ============      ============

        The accompanying notes are an integral part of these financial statements.

                DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                -----------------------------------------------

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     -------------------------------------


                                                                     For the Years Ended
                                                                        December 31,
                                                              --------------------------------
                                                                   1996              1995
                                                              ---------------    --------------

Gross revenues                                                 $ 24,171,286     $  17,083,447
                                                               ------------     -------------

Expenses:

    General & administrative                                      1,385,305         1,112,212
    Salaries & employee benefits                                 11,898,905         9,449,639
    Legal & professional                                            177,756           231,063
    Rent & utilities                                                389,533           290,464
    Taxes & insurance                                               420,375           400,213
    Technical operating expenses                                  3,158,037         2,380,849
    Provision for doubtful accounts                                  40,970            37,529
    Depreciation and amortization                                 2,796,865         1,434,443
                                                               ------------     -------------
      Total operating expenses                                   20,267,746        15,336,412
                                                               ------------     -------------
Income from operations                                            3,903,540         1,747,035
                                                               ------------     -------------
Other income (expense):
    Other income                                                    486,704            97,509
    Interest expense                                               (869,601)         (441,928)
                                                               ------------     -------------
      Total other income (expense)                                 (382,897)         (344,419)
                                                               ------------     -------------
Income before taxes                                               3,520,643         1,402,616

    Provision for income taxes                                    1,061,560           174,903
                                                               ------------     -------------

Net income                                                     $  2,459,083      $  1,227,713
                                                               ============      ============

Net income per share:
    Primary                                                    $       0.32      $         0.23
                                                               ============      ==============
    Fully Diluted                                              $       0.30      $         0.21
                                                               ============      ==============
Weighted average common shares outstanding
    Primary                                                       7,738,414         5,408,643
                                                               ============      ============
    Fully Diluted                                                 8,133,401         5,816,188
                                                               ============      ============


        The accompanying notes are an integral part of these financial statements.

                DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                -----------------------------------------------

                CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                ----------------------------------------------


                                                               FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                              Additional  Retained      Foreign        Stock
                          Common    Preferred Paid In     Earnings     Currency    Subscription Stockholder     Treasury
                           Stock     Stock     Capital    (Deficit)   Translation  Receivable  Receivable        Stock        Total
                          ---------------------------------------------------------------------------------------------------------
Balance, December 31, 1994 $ 5,034     --   8,735,476     (769,595)      (3,562)     (8,250)    (103,500)      (107,651)   7,747,952

Shares issued in
connection with the
following acquisitions:
    Alpha                       24                (24)                                                                            --

    HomeCare                     8             15,992                                                                         16,000

    Medmark                     24             41,644                                                                         41,668

    Reliascan                   13             24,987                                                                         25,000

    HDI                         84            199,917                                                                        200,001

    SIS                         18                (18)                                                                           --
Options exercised                1                468                                                                            469

Foreign currency
translations                                                               (2,609)                                           (2,609)

Distributions                                             (350,000)                                                        (350,000)

Net income                                                1,227,713                                                       1,227,713
                          ---------------------------------------------------------------------------------------------------------
Balance, December 31,
1995                         5,206       --  9,018,442      108,118        (6,171)     (8,250)    (103,500)   (107,651)   8,906,194
Shares issued in
  connection
  with  secondary
  offering                   2,955            17,494,019                                                                 17,496,974
Shares issued in
  connection
  with  the following
  acquisitions:
  Alpha                       24                  (24)                                                                            --

  Medmark                     24               41,644                                                                         41,668

  Reliascan                   13               24,987                                                                         25,000

  NPE/PEDI                    85              425,915                                                                        426,000

  CCI                         23              149,977                                                                        150,000

  ACT                                 643                                                                                        643

  DDI                         40              274,960                                                                        275,000

Options exercised              1                1,468                                                                          1,469

MDI warrants exercised         3                9,231                                                                          9,234

Foreign currency
translations                                                                  271                                                271

Stock subscription
collection                                                                              8,250                                  8,250

Shares issued in
payment of debt                27              176,806                                                                       176,833

Preferred stock dividend                  6                     (6)                                                              --
Net income                                                2,459,083                                                        2,459,083

                          ---------------------------------------------------------------------------------------------------------
Balance, December 31,
1996                      $  8,401  $   649  $27,617,425  $ 2,567,195     $(5,900)  $      --    $(103,500) $  (107,651) $29,976,619

                          =========================================================================================================

   The accompanying notes are an integral part of these financial statements

                DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                -----------------------------------------------

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     -------------------------------------


                                                                        December 31,
                                                              -------------------------------
                                                                   1996              1995
                                                              -------------     -------------

Cash Flows from Operations:
Net income                                                     $  2,459,083     $   1,227,713
Adjustments to Reconcile Net Income to
  Net Cash Provided by Operations:
   Depreciation and amortization                                  2,796,865         1,434,443
   Deferred federal income taxes                                    848,965           150,938
   Deferred rent expense                                            155,426            (6,747)
   Foreign currency translation                                         271            (2,609)
   Increase in trade receivable                                  (4,331,129)         (591,401)
   Increase in contracts receivable                              (1,164,244)       (1,892,489)
   Increase in prepaid expenses                                    (701,492)          (47,566)
   (Increase) decrease in other assets                             (590,986)           77,242
   Increase in accounts payable                                      14,404           432,385
   Increase (decrease) in accrued liabilities                       655,716          (201,426)
   Increase in income taxes payable                                 171,035            23,965
   Increase in other liabilities                                    279,411           152,830
                                                               ------------     -------------
           Net Cash Provided by Operations                          593,325           757,278
                                                               ------------     -------------

Cash Flows Used in Investing Activities:
   (Increase) decrease in cash investments                       (5,000,000)        1,750,100
   Cash payments for the purchase of property                    (1,487,178)         (211,669)
   Acquisition of businesses net of cash acquired               (13,003,736)         (278,222)
   Additional subsidiary acquisition costs                         (449,829)         (382,400)
   Increase in other receivables                                   (524,384)          (72,605)
   Increase in employee receivables                                 (87,587)           (6,763)
   Increase in stockholder receivable                                (6,210)           (6,210)
   Decrease in minority interest                                         --            (6,235)
                                                               ------------     -------------
           Net Cash (Used in) Provided by Investing Activities  (20,558,924)           785,996
                                                               ------------     --------------

Cash Flows from Financing Activities:
   Proceeds from issuance of common stock                        17,751,177               469
   Net borrowings on line of credit                                 872,000           736,798
   Proceeds from issuance of bridge loans                         2,000,000                --
   Proceeds from banks loans                                      6,569,573                --
   Proceeds from stock subscription receivable                       8,250                 --
   Principal payments on long-term debt                          (6,315,642)         (562,681)
   Principal payments on capital lease obligations               (1,395,391)         (941,000)
   Distributions                                                         --          (350,000)
                                                               ------------     -------------
           Net Cash (Used in) Provided by Financing Activities   19,489,967        (1,116,414)
                                                               ------------     -------------
Net increase (decrease) in cash                                    (475,632)          426,860
Cash balance, beginning of year                                     705,179           278,319
                                                               ------------     -------------
Cash balance, end of year                                      $    229,547     $     705,179
                                                               ============     =============

   The accompanying notes are an integral part of these financial statements

                DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                -----------------------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                          DECEMBER 31, 1996 AND 1995
                          --------------------------

NOTE 1 - ORGANIZATION
---------------------
Organization -- Diagnostic Health Services, Inc. ("DHS") and its subsidiaries (collectively, with DHS, the "Company") is an outsource provider of medical services to hospitals, physicians offices and other healthcare facilities in the Midwest, South Central and Western United States. Headquartered in Dallas, Texas, DHS primarily provides radiology and cardiology diagnostics services and equipment, and related management services to a broad range of healthcare providers. The company also provides temporary placement with allied healthcare professionals throughout the U.S. and in the Federal District of Mexico.

Acquisitions are discussed in Note 11 of these Notes to Financial Statements.

The following chart sets forth the corporate structure of the Company and its subsidiaries at December 31, 1996:



                           [FLOW CARE APPEARS HERE]



                       Diagnostic Health Services, Inc.
                           ("DHS") or the "Company")


                         DHS Management Services, Inc.
                                   ("DHSMS")


HDI Acquistion    Mobile Diagnostic   Specialized Imaging
    Corp.             Systems, Inc.       Services Inc.
                       ("MDS")              ("SIS")

Alpha Scanning      Heart Institute
 Service, Inc.       of Tulsa, Inc.
  ("Alpha")             ("HIT")

Mobil Diagnostic     DHS de Mexico,
   Imaging Inc.      S.A. de C.V.
    ("Mobile")       ("DHS-Mexico")

Advanced Diagnostic       Pediatric          Cardiac
   Imaging, Inc.      Echocardiographic   Concepts, Inc.
      ("ADI")         Diagnostic, Inc.        ("CC")
                          ("PEDI")

St. Louis Mobile        HomeCare International
Ultrasound, Inc.         de Mexico S.A de C.V.
    ("SLM")


In addition to the above, DHSMS has one inactive wholly-owned subsidiary, HomeCare International, Inc.

                DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                -----------------------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                          December 31, 1996 and 1995
                          --------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

Revenue Recognition -- Revenues are recognized when services are performed and are recorded at published charges, net of discounts and contractual allowances. Revenues received under the Medicare program are subject to audit and possible adjustment by third party reimbursement agencies.

Prepaid Expenses -- Prepaid expenses represent advance payments made or liabilities incurred on various contracts and agreements with initial terms of one year or less. The carrying amount of prepaid expenses is determined by comparing the remaining period of the agreement to its initial cost.

Property and Equipment -- Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the related assets or terms of leases, ranging from 3 to 7 years, whichever is less.

Contracts Receivable -- Contracts receivable represents future payments due on long-term equipment and service agreements. Expected profits or losses on contracts are based on the Company's estimates of total revenue values and related costs upon installation. These estimates are reviewed and revised periodically throughout the lives of the contracts, and adjustments resulting from such revisions are recorded in the periods in which the revisions are made. Losses on contracts will be recorded in full as they are identified.

Goodwill -- The excess of the aggregate purchase price over the fair market value of net assets of businesses acquired is included in the accompanying balance sheet as goodwill, and is amortized over a twenty-year period using the straight-line method. The Company periodically evaluates whether changes have occurred that would require revision of the remaining estimated useful life of the assigned goodwill or impair the recoverability of the carrying value of the goodwill. If such circumstances arise, the Company records an impairment loss as the difference between the estimate of the related after-tax income contribution, on a discounted basis, and the carrying value of the goodwill. Any impairment loss would be reported as a component of income from continuing operations before tax.

Noncompete Agreements -- Noncompete agreements are amortized over the life of the agreements, which range from two to five years.

Cash Equivalents -- For purposes of the statement of cash flows, the Company considers any short-term cash investment with a maturity of three months or less to be a cash equivalent.

                DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                -----------------------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                          December 31, 1996 and 1995
                          --------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
---------------------------------------------------------------

Long-Lived Assets -- In accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"), the Company records impairment loses on long-lived assets used in operations, including goodwill and intangible assets, when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. The adoption of SFAS 121 has had no material impact on the Company's financial condition or results of operations.

Income Taxes -- The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the use of the "liability method" of accounting for income taxes. Deferred taxes are provided using the liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The Company files consolidated income tax returns.

Earnings Per Share -- Earnings per share has been computed by dividing net income by the weighted average number of shares plus common stock equivalents outstanding during the period. The primary weighted average common shares and common share equivalents at December 31, 1996 and 1995 were 7,740,622 and 5,408,643, respectively.

Use of Estimates and Assumptions -- Management uses estimates and assumptions in preparing its financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results may vary from the estimates that were used.

New Accounting Standards - In October 1995, Statement of Financial Accounting Standards No. 123, "Accounting for Stock-based Compensation" ("SFAS 123"), was issued. This statement requires the fair value of stock options and other stock-based compensation issued to employees, to either be included as compensation expense in the income statement or the pro forma effect on net income and earnings per share of such compensation expense to be disclosed in the footnotes to the Company's financial statements, commencing with the Company's 1996 fiscal year. DHS adopted SFAS 123 on January 1, 1996. The Company will continue to measure compensation costs using the "intrinsic value based method" of accounting for stock issued to employees.

                DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                -----------------------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                          December 31, 1996 and 1995
                          --------------------------

NOTE 3 - PREPAID EXPENSES
-------------------------

At December 31, 1996 and 1995, prepaid expenses consisted of the following:

                                                              December 31,
                                                        1996              1995

        Prepaid insurance                        $    171,907     $      32,903
        Prepaid supplies                              509,471           191,411
        Other                                         678,218           173,493
                                                 ------------     -------------

                                                 $  1,359,596     $     397,807
                                                 ============     =============

NOTE 4 - NOTES PAYABLE

Notes payable consists of the following obligations at December 31, 1996 and 1995:

                                                            December 31,
                                                         1996              1995

      $1,000,000 line of credit with bank, with
      interest at varying rates, due July 31, 1996.
      Secured by substantially all of the assets of
      the Company.                                       $   --     $    700,000

      $2,500,000 line of credit with bank, with
      interest at varying rates (9.25 % at
      December  31,   1996), due June 30, 1998.
      Secured by substantially all of the assets of
      the Company.                                        1,572,000           --
                                                       ------------   ----------

                                                       $  1,572,000  $   700,000
                                                       ============  ===========

In July 1995, the Company entered in a one-year loan agreement with a bank whereby the Company was permitted to borrow up to $1,000,000 under a revolving credit note. This revolving note replaced the existing credit facility in place at that time. The loan agreement (as amended) also provided for three separate term notes totaling $5,350,000 in original principal amount, whose terms are discussed in Note 5.

                DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                -----------------------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                          December 31, 1996 and 1995
                          --------------------------

NOTE 4 - NOTES PAYABLE (CONTINUED)
----------------------------------

In July 1996, the Company entered in a two-year loan agreement with a bank whereby the Company is permitted to borrow up to $2,500,000 under a revolving credit note. This revolving note replaced the existing credit facility in place at that time. The loan agreement (as amended) also provides for a separate term loan facility totaling $17,500,000 in original principal amount, whose terms are discussed in Note 5.

The Company's revolving credit and term note agreements contain certain restrictive covenants which, among other things, (1) require the maintenance of a minimum current ratio, (2) provide for a maximum funded debt ratio (as defined in the loan agreement), (3) require the maintenance of a minimum fixed charge coverage ratio (as defined in the loan agreement), and (4) place certain restrictions on the Company's ability to declare or pay dividends, make certain loans, advances or investments, or incur, create or assume additional debt or other obligations.

At December 31, 1995, the Company was not in compliance with one of these restrictive covenants, namely the requirement to maintain a minimum current ratio of 1.20 to 1.00. The Company's current ratio at December 31, 1995 was 1.12 to 1.00. However, the bank granted a waiver of such noncompliance as of December 31, 1995.

NOTE 5 - LONG-TERM DEBT
-----------------------

Long-term debt at year-end consists of the following:

                                                                December 31,
                                                         -----------------------
                                                         1996              1995
                                                         ----              ----

      Note payable to bank in connection with
      the ACT acquisition, maturing June
      1998, due in monthly installments of
      $142,826, plus interest at varying rates
      (7.5, 7.51, and 8.75% at December 31,
      1996); secured by substantially
      all of the assets of the Company.              $  8,569,573     $      --

      Term note payable to bank maturing July
      1998, due in monthly installments of
      $27,775 plus interest at varying rates
      (10.75% at December 31, 1995); secured by
      substantially all of the assets of the
      Company.                                                 --       888,900

                DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                -----------------------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                          December 31, 1996 and 1995
                          --------------------------

NOTE 5 - LONG-TERM DEBT (CONTINUED)
-----------------------------------


                                                                                                 December 31,
                                                                                     ---------------------------------
                                                                                           1996              1995
                                                                                     ----------------    -------------
      Note payable to bank in connection with the MICA acquisition, maturing
      July 1998, due in monthly installments of $62,500 plus interest, from
      March 5, 1996 through July 1998 with a balloon payment of $2,000,000 at maturity, interest at varying rates (10.125% at December 31, 1995);
      secured by substantially all of the assets of the Company.                             --               3,750,000

      Note payable to bank in connection with the ADI acquisition, maturing
      December 1998, due in monthly installments of $16,667, plus interest at varying rates (10.75% at December 31, 1995); secured by substantially
      all of the assets of the Company.                                                      --                 600,000


      Notes payable to financial institutions, with interest from 7.0% to 8.5%, maturing through 1998, requiring monthly payments of $1,046, including
      principal and interest.  Secured by vehicles.                                          --                  31,221

      Notes payable to financial institutions, with interest from 7.0% to 10.0%, maturing through 2000, requiring monthly payments of $2,440, including
      principal and interest.  Secured by vehicles.                                      51,917                      --

      Noncompete agreements, with monthly payments of $27,628 and  $22,303, receptively, including principal and interest of 6% to 9%,
      maturing through 1998.                                                            452,079                  548,923

                DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                -----------------------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                          December 31, 1996 and 1995
                          --------------------------

NOTE 5 - LONG-TERM DEBT (CONTINUED)
-----------------------------------


                                                                        December 31,
                                                             ---------------------------------
                                                                   1996              1995
                                                             ---------------------------------

      Note payable to individual in connection
      with HCI acquisition; interest at
      6%; matured February 1996.                                         --             2,815
                                                               ------------     -------------

                                                                  9,073,569         5,821,859

        Less current maturities                                  (1,991,824)         (1,403,463)
                                                               ------------     ---------------

                                                               $  7,081,745     $   4,418,396
                                                               ============     =============

Scheduled maturities of long-term debt are as follows:

           For the Years Ending
               December 31,
           ---------------------
                   1997                                        $  1,991,824
                   1998                                           1,923,743
                   1999                                           1,726,262
                   2000                                           1,717,826
                   2001                                           1,713,914
                                                               ------------

                                                               $  9,073,569
                                                               ============

                DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                -----------------------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                          December 31, 1996 and 1995
                          --------------------------

NOTE 6 - LEASES
---------------

The Company, as lessee, has entered into and/or assumed various non-cancelable leases for machinery, service equipment, vehicles, and office facilities. The following assets, subject to capital leases, are included in the balance sheet under the corresponding asset categories at December 31:


                                                                        December 31,
                                                               -------------------------------
                                                                   1996              1995
                                                               --------------------------------
      Office furniture & equipment                             $     56,783     $     325,399
      Machinery & service equipment                               7,045,440         3,402,505
                                                               ------------     -------------
                                                                  7,102,223         3,727,904

        Less: accumulated amortization                             (695,199)         (864,669)
                                                               ------------     -------------
                                                               $  6,407,024     $   2,863,235
                                                               ============     =============

The Company leases its office space under operating lease agreements that include a deferred rental period. In accordance with generally accepted accounting principles, rent expense is computed by the straight-line amortization of the total lease payments.

Future minimum lease payments under non-cancelable leases at December 31, 1996 are as follows:


             For the Years Ending                                  Capital         Operating
                 December 31,                                     Leases            Leases
            -----------------------                         -------------------------------------
                     1997                                      $  2,718,094      $    597,615
                     1998                                         2,439,875           496,552
                     1999                                         1,404,416           278,369
                     2000                                         1,084,011           205,871
                     2001                                           713,345           119,045
                  Thereafter                                             --            20,440
                                                               ------------      ------------

    Total minimum lease payments                                  8,359,741      $  1,717,892
                                                                                 ============

       Less: amount representing interest                        (1,340,516)

    Present value of minimum lease payments                       7,019,225
                                                               ------------

       Less: current portion                                                     2,154,035

   Long-term capital lease obligation                          $  4,865,190
                                                               ============

                DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                -----------------------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                          December 31, 1996 and 1995
                          --------------------------

NOTE 6 - LEASES (CONTINUED)
--------------------------

Rent expense during the years ended December 31, 1996 and 1995 for all operating leases was $758,351 and $727,371, respectively, and is included in operating expenses.

NOTE 7 - EMPLOYMENT AGREEMENTS

The Company has entered into employment agreements, excluding corporate executives, with certain employees from contracts established at the time a corporation is acquired through purchase by the Company. Future minimum payments under theses employment agreements are as follows:

           For the Years Ending
               December 31,
           ---------------------

                   1997                                        $    653,332
                   1998                                             383,750
                   1999                                              75,000
                                                               ------------

                   Total                                       $  1,112,082
                                                               ============

NOTE 8 - INCOME TAXES
---------------------

The consolidated provision for income taxes included in the statement of operations for the year ended December 31, 1996 and 1995 consisted of the following:

                                                   1996              1995
                                                ------------      --------
Current taxes payable                         $    195,000      $     23,965
Deferred taxes payable:
  Long term                                        869,413           205,961
  Current (benefit)                                 (2,853)          (55,023)
                                               ------------      ------------
Provision for income taxes                    $  1,061,560      $    174,903
                                              ============      ============

                DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                -----------------------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                          December 31, 1996 and 1995
                          --------------------------

NOTE 8 - INCOME TAXES (CONTINUED)
---------------------------------

Net deferred tax assets and liabilities at December 31, 1996 and 1995 consisted of the following:


                                                                   1996              1995
                                                               ------------      --------
Deferred tax liabilities:
    Property and equipment                                     $    977,060      $    215,161
    Goodwill                                                        152,501            14,619
                                                               ------------      ------------
Total deferred tax liabilities                                    1,129,561           229,780
                                                               ------------      ------------
Deferred tax assets:
    Receivable allowance                                                 --            39,038
    Accrued vacation                                                 57,876            15,985
    Noncompete agreements                                            71,782            23,819
                                                               ------------      ------------
Total deferred tax assets                                           129,658            78,842
                                                               ------------      ------------
    Net deferred tax liability                                 $    999,903      $    150,938
                                                               ============      ============

The difference between the federal statutory tax rate and the effective tax rate on continuing operations for the year ended December 31, 1996 and 1995 follows:


                                                                      1996              1995
                                                                    ------------      --------
Federal Statutory Rate                                                  35%               35%
    Premerger earnings of ADI                                            --               (11)
    Property and equipment                                               --                11
    Intangible assets                                                     2                --
    Utilization of tax loss carryforwards                               (12)              (16)
    Other, net                                                            5                (7)
                                                               ------------      ------------
Effective tax rate                                                       30%                12%
                                                               =============     =============

NOTE 9 - SECONDARY OFFERING

On June 12, 1996, the Company completed a public offering (the "Secondary Offering") of 3,000,000 shares of common stock at an offering price to the public of $6.75 per share. Of the shares sold, 2,555,000 were sold by the Company, and 445,000 shares were sold by selling stockholders. Net proceeds to the Company, after incurred expenses, were approximately $14,972,500.

                DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                -----------------------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                          December 31, 1996 and 1995
                          --------------------------

NOTE 9 - SECONDARY OFFERING (CONTINUED)
---------------------------------------

On July 5, 1996, the investment banking firm of Rodman & Renshaw, Inc., as representative of the several underwriters in the Secondary Offering, exercised their over-allotment option to purchase from DHS an additional 400,000 shares of common stock. The additional net proceeds to DHS were $2,524,500.

DHS realized total net proceeds from the Secondary Offering of approximately $17,497,000. The proceeds have been and will be used for acquisitions, capital expenditures, working capital and retirement of outstanding debt.

NOTE 10 - SUPPLEMENTAL CASH FLOW INFORMATION
--------------------------------------------

Cash paid for the year ended December 31, 1996 and 1995 for interest was approximately $921,512 and $442,000, respectively. Cash paid for Federal income taxes for the year ended December 31, 1996 and 1995 amounted to zero.

The Company acquired assets in exchange for the issuance of common stock and the assumption of various liabilities in connection with certain acquisitions. Cash and noncash investing and financing activities related to acquisitions consisted of the following for the years ended December 31, 1996 and 1995:

                                                      1996              1995
                                                    ------------      --------
    Assets acquired                              $ 19,904,468        $ 932,482
    Liabilities assumed                            (6,032,525)        (273,676)
    Common stock issued                              (851,643)        (200,001)
                                                 ------------       -----------
    Total cash paid                                13,020,300           458,805
    Fees and expenses                                      --          (106,805)
    Less cash acquired                                (16,564)          (73,778)
                                                 ------------      ------------
    Net cash paid                                $ 13,003,736      $    278,222
                                                 ============      ============


The MICA acquisition was effected simultaneously with the refinancing of existing debt and the MICA acquisition loan. The total amount of the transaction was $5,034,133, which included conversion to long-term debt of $645,373 of revolving lines of credit. The Company incurred $382,400 in acquisition costs and expenses in connection with the transaction.

Property and equipment acquired under capital leases for the year ended December 31, 1996 and 1995, amounted to $5,285,069 and $1,134,878, respectively.

                DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                -----------------------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                          December 31, 1996 and 1995
                          --------------------------

NOTE 10 - SUPPLEMENTAL CASH FLOW INFORMATION (CONTINUED)
--------------------------------------------------------

The Company issued 60,831 and 88,197 shares of common stock valued at $66,668 and $82,668, in 1996 and 1995, respectively, pursuant to contingent stock bonus plans relating to various acquisitions.

NOTE 11 - ACQUISITIONS
----------------------

In February 1994, DHS-Mexico and DHSMS acquired 88% of the outstanding common stock of HomeCare International de Mexico S.A. de C.V. ("HCIM") and DHSMS acquired 100% of the outstanding common stock of HomeCare International, Inc. ("HCI"). HCIM and HCI are collectively referred to as "HomeCare." The purchase price included the issuance of 140,711 shares of DHS common stock in exchange for net liabilities valued at approximately $40,000. In addition, the Company entered into a noncompete agreement and a consulting agreement with a previous stockholder of HomeCare that extends through December 31, 1997. Pursuant to the consulting agreement, the former stockholder was granted an option to purchase up to 60,000 shares of DHS common stock at a price of $1.84 per share, of which 44,000 options failed to vest in accordance with the terms of such option; and the former stockholder became entitled to receive, on January 1, 1996, a further option to purchase up to an additional 60,000 shares of DHS common stock at a price equal to fair market value at the close of business on December 31, 1995, which option is subject to similar vesting requirements related to the profitability of the Company's Mexico operations. The acquisition has been accounted for under the purchase method of accounting with the purchase price being allocated to assets and liabilities based upon their fair market value at the date of acquisition. Goodwill of approximately $442,000, which includes $204,000 of capitalized acquisition cost at December 31, 1994, was recorded as a result of this transaction. In the fourth quarter of 1995, DHS-Mexico acquired the remaining 12% minority interest in HCIM, in exchange for 9,622 shares of DHS common stock.

On June 28, 1994, SIS acquired the net assets of Medmark Associates, Inc. ("Medmark"), an Illinois-based company providing services similar to those provided by the Company. SIS acquired net assets of approximately $64,000 in exchange for cash of $89,000 and a noncompete agreement with a present value of approximately $67,000. The purchase includes a contingent share agreement providing for the issuance of up to 71,427 shares of DHS common stock, subject to the acquired business achieving certain revenue goals. The Company recognized goodwill of approximately $92,000 in connection with the acquisition.

                DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                -----------------------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                          December 31, 1996 and 1995
                          --------------------------

NOTE 11 - ACQUISITIONS (CONTINUED)
----------------------------------

On August 20, 1994, effective August 1, 1994, Heart Institute of Tulsa, Inc. ("HIT", a wholly-owned subsidiary of DHSMS) acquired the net assets of Reliascan Mobile Imaging, Inc. ("Reliascan"), a Tulsa, Oklahoma-based company engaged in services similar to those provided by the Company. The Company acquired net assets of approximately $40,000 in exchange for $150,000 and a contingent payment agreement. The contingent payment agreement provides for three annual payments, each in the maximum amount of $70,000 in cash and $25,000 in shares of DHS common stock (valued at $1.9375 per share), subject to the acquired business achieving certain revenue goals. The agreement also provides for reduction or elimination of the cash payments and stock issuance if the specified revenue goals are not met. The Company recognized goodwill of approximately $136,000 in connection with the acquisition. Concurrent with the acquisition, the Company entered into a non-competition and non-disclosure agreement with the former owner of Reliascan valued at approximately $80,000.

On September 6, 1994, through a reverse triangular merger between MDI Acquisition Corp. (a wholly-owned subsidiary of DHSMS) and Mobile Diagnostic Imaging, Inc. ("Mobile"), DHSMS acquired 100% of the issued and outstanding capital stock of Mobile and, indirectly, of its wholly-owned subsidiary, St. Louis Mobile Ultrasound, Inc. (collectively, with Mobile, "MDI"). The business of MDI consists primarily of performing and rendering sonographic and neurodiagnostic testing services for various medical applications, primarily on a mobile basis to hospitals, clinics and other healthcare facilities in the greater St. Louis, Chicago and Indianapolis metropolitan areas.

The Company acquired net assets of approximately $497,000 in exchange for 488,889 shares of DHS common stock and three-year warrants (expiring September 6, 1997) for the purchase of 75,000 additional shares of DHS common stock at an exercise price of $3.00 per share. Simultaneous with the closing of the acquisition, the Company entered into an employment agreement with James R. Angelica (formerly the principal stockholder and President of Mobile) pursuant to which he has agreed to serve as Vice President-Sales of the Company through August 31, 1997, at a base salary of $85,000 per annum plus customary benefits. Also simultaneous with the closing of the acquisition, Mobile entered into a non-competition and non-disclosure agreement with Mr. Angelica pursuant to which, among other things, Mr. Angelica has agreed not to compete with Mobile or the Company for a period of five years, in consideration of which Mobile has agreed to pay Mr. Angelica a total of $90,000 in equal monthly installments from September 30, 1994 through August 31, 1997. The Company recognized goodwill of approximately $1,011,000 in connection with the acquisition.

                DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                -----------------------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                          December 31, 1996 and 1995
                          --------------------------

NOTE 11 - ACQUISITIONS (CONTINUED)
----------------------------------

Upon closing of the acquisition, Mr. Angelica was elected to the Board of Directors of the Company for a term expiring on or about November 15, 1994. Additionally, Mr. Angelica and his spouse have granted to Max W. Batzer (the Chairman and Chief Executive Officer of the Company) a three-year proxy (expiring September 5, 1997) to vote the 370,252 shares of common stock of the Company acquired by them in the transaction. Such proxy directs that the subject shares be voted (a) with respect to election of directors of the Company, in such manner as Mr. Batzer may determine in his discretion, and (b) as to all other matters, in the same manner as the greatest plurality of votes, consents or ratifications otherwise cast or given with respect to the particular matter. Mr. Batzer voted such shares, as well as his own shares, in favor of Mr. Angelica's reelection as a Director at the 1994 annual meeting of stockholders held on November 23, 1994.

On March 9, 1995, effective as of January 1, 1995, DHSMS (through a new wholly-owned subsidiary, HDI Acquisition Corp.) acquired the businesses of three San Antonio, Texas-based companies which are in similar lines of business as the Company. The acquisitions of Sector-Echos Inc. ("SEI"), Cardio-Graphic Consultants, Inc. ("CGCI") and Heart Diagnostic Institutes, Inc. ("HDII") were made for a combination of $352,000 in cash and 84,211 shares of DHS common stock. The Company acquired net assets of approximately $659,000 including goodwill of approximately $399,000 in connection with the acquisitions. The Company merged the acquired businesses into another wholly-owned subsidiary of DHSMS in 1996.

On July 31, 1995, the Company, through DHSMS' wholly-owned subsidiary SIS, purchased substantially all of the operating assets (exclusive of cash and accounts receivable) of the mobile ultrasound and nuclear imaging division of MICA Imaging, Inc. The purchase included approximately $5,034,000 of various assets including goodwill of approximately $2,528,000. The purchase price was approximately $3,746,000 in cash, and SIS assumed liabilities of approximately $1,288,000.

Simultaneous with the closing of the acquisition, the Company and its subsidiaries entered into a loan agreement with Texas Commerce Bank National Association, providing for an acquisition loan in the principal amount of $3,750,000, a term loan in the principal amount of $1,000,000, and a revolving credit facility of up to $1,000,000 (or, if less, 75% of the Company's and its subsidiaries' eligible accounts receivable from time to time). In connection with the ADI acquisition (see Note 12 below), the Company obtained an additional $600,000 term loan under the loan agreement. All of the loans under this loan agreement were refinanced with the same lender in June 1996, as described in
Note 4 above.

                DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                -----------------------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                          December 31, 1996 and 1995
                          --------------------------

NOTE 11 - ACQUISITIONS (CONTINUED)
----------------------------------

In January 1996, Mobile Diagnostic Systems, Inc. ("MDS", a wholly-owned subsidiary of DHSMS) acquired all of the outstanding capital stock of two affiliated Dallas, Texas-based businesses, Neonatal Pediatric Echocardiography, Inc. ("NPE") and Pediatric Echocardiagraphic Diagnostic Imaging, Inc. ("PEDI"), in exchange for an aggregate of 85,200 shares of DHS common stock. The Company acquired net assets of approximately $426,000 including goodwill of approximately $248,000 in connection with the acquisitions. In December 1996, NPE was merged into MDS.

On June 28, 1996, MDS acquired all of the outstanding capital stock of Cardiac Concepts, Inc. ("CCI"). The purchase price consisted of 22,785 shares of the Company's common stock, in consideration of which the Company received net assets valued at approximately $150,000, including goodwill of approximately $657,000. On the date of the acquisition, the Company also issued 26,861 shares of common stock in payment of approximately $177,000 of the debt and liabilities of CCI. The acquisition of CCI has been accounted for under the purchase method of accounting with the purchase price being allocated to assets and liabilities based upon their fair market value at the date of acquisition.

Effective October 31, 1996, MDS acquired by merger all of the outstanding capital stock of Dysrythmic Data, Inc. ("DDI), a Texas-based provider of ambulatory electrocardiographic monitoring services. The consideration paid for DDI consisted of 39,521 shares of common stock of the Company.

On November 13, 1996, DHSMS purchased substantially all of the operating assets (exclusive of cash and mobile x-ray assets) of Advanced Clinical Technology, Inc. and Horizon/MDS Corporation (collectively "ACT"). The consideration paid for ACT consisted of approximately $12,620,000 in cash and $4,500,000 in the form of 642,857 shares of Series A Convertible Redeemable Preferred Stock of the Company, with an aggregate liquidation preference of $4,500,000. The Company also assumed approximately $4,727,000 of liabilities.

                DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                -----------------------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                          December 31, 1996 and 1995
                          --------------------------

NOTE 12 - POOLING OF INTERESTS
------------------------------

On December 7, 1995, the Company issued 240,000 shares of its common stock in exchange for all of the outstanding common stock of ADI. The transaction has been accounted for as a pooling of interests and, accordingly, the Company's consolidated financial statements have been restated to include the accounts and operations of ADI for all periods presented prior to the consummation of the transaction.

ADI was a Subchapter S corporation for income tax purposes and, therefore, did not pay federal income taxes. ADI is included in the Company's federal income tax return effective November 30, 1995. Deferred income taxes related to acquired net taxable temporary differences were not material.

For the eleven months ended November 30, 1995, ADI reported gross revenues and net income of $1,421,273 and $493,294, respectively. Adjustments to the accounts of ADI to adopt accounting practices of the Company resulted in adjusted gross revenues of $1,391,902 and adjusted net income of $463,923 for the year ended December 31, 1995. Substantially all of the required adjustments related to the conversion to the accrual basis of accounting. During 1995, ADI distributed $350,000 to its sole shareholder.

NOTE 13 - RELATED PARTY TRANSACTIONS
------------------------------------

A stockholder of the Company is a principal in a firm that provides financial consulting services to the Company. Fees paid to the firm in 1996 and 1995 were $63,740 and $51,432, respectively.

The accounts receivable from stockholders consist of $13,543 of other advances made to three of the Company's stockholders as of December 31, 1996 and 1995, and $26,910 and $20,700, respectively, of accrued interest on the stockholder receivables.

                DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                -----------------------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                          December 31, 1996 and 1995
                          --------------------------

NOTE 14 - STOCK OPTION PLANS
----------------------------

On April 15, 1992, DHS adopted a stock option plan (the "1992 Plan") that authorizes the granting of options to officers, directors and selected key employees and/or consultants to acquire shares of DHS common stock. The aggregate number of shares with respect to which qualified incentive options may be granted shall not exceed 180,702 shares, with the exercise price being not less than the fair market value at the date of grant. The aggregate number of shares with respect to which non-qualified options may be granted shall not exceed 722,807 shares. The exercise price for the non-qualified options shall not be less than 85% of the fair market value at the date of grant. Substantially all of the available options under the 1992 Plan have been granted, and 659,935 of such awarded options contain optional price reduction provisions in connection with any change in control of the Company.

In April 1995, in response to the substantial increase in the size of the Company and its labor force, the Board of Directors of the Company adopted and approved the Company's 1995 Non-Qualified Stock Option Plan ( the "1995 Non-Qualified Plan"), pursuant to which officers, directors, and/or key employees and/or consultants of the Company can receive non-qualified stock options to purchase up to an aggregate of 500,000 shares of the Company's common stock. The exercise price, expiration date and other terms of any options granted under the 1995 Non-Qualified Plan are substantially similar to the requirements applicable to non-qualified options under the 1992 Plan. Through December 31, 1995, the Company's Board of Directors had awarded, under the 1995 Non-qualified Plan, (a) stock options for an aggregate of 133,000 shares, all of which provide for an exercise price of $1.9375 per share, are currently exercisable and expire on April 4, 2003 (subject to prior termination in accordance with the application stock option agreements), and (b) additional stock options for an aggregate of 36,000 shares, all of which provide for an exercise price of $4.25 per share, are currently exercisable and expire on August 20, 2003 (subject to prior termination in accordance with applicable stock option agreements). 98,000 of such awarded options contain optional price reduction provisions in connection with any change in control of the Company.

In November 1995, the stockholders of DHS approved the Company's 1995 Incentive Stock Option Plan (the "1995 Incentive Plan") as previously adopted by DHS' Board of Directors. A total of 500,000 incentive stock options may be issued from time to time to key employees of the Company under the 1995 Incentive Plan, on terms and conditions (including an exercise price not less than fair market value on the date of grant) satisfying the requirements of the Internal Revenue Code with respect to incentive stock options. Through December 31, 1995, no options had been granted under the 1995 Incentive Plan.

                DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                -----------------------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                          December 31, 1996 and 1995
                          --------------------------

NOTE 14 - STOCK OPTION PLANS (CONTINUED)
----------------------------------------

A summary of the status of stock options is set forth below:


                                           Year ended                      Year ended
                                         December 31, 1996               December 31, 1995
                                   ----------------------------    -----------------------
                                                   Weighted                        Weighted
                                                    Average                         Average
                                                   Exercise                        Exercise
Stock Options                         Shares         Price           Shares          Price
----------------------------------------------------------------------------------------------
Outstanding, beginning of period     1,215,401       $2.55             869,930       $1.91
Granted                                234,500       $6.30             364,750       $3.00
Exercised                              (1,125)       $3.65                (500)      $0.94
Forfeited/expired                     (73,316)       $2.96             (18,779)      $2.17
                                   ----------                      -----------

Outstanding, end of period           1,375,460       $3.81           1,215,401       $2.55
                                   ===========                     ===========

Options exercisable, end of period   1,358,960       $3.75           1,207,401       $2.53
                                   ===========                     ===========

Weighted average fair value of

   options granted during the year $      6.30                     $      3.00
                                   ===========                     ===========

The following table summarizes information about stock options outstanding at December 31, 1996:


                            Options Outstanding                    Options Exercisable
                --------------------------------------------  -------------------------------
                                  Weighted
                                  Average       Weighted                         Weighted
                    Options      Remaining       Average          Options         Average
    Range of      Outstanding   Contractual     Exercise      Exercisable at     Exercise
Exercise Prices   at 12/31/98       Life          Price          12/31/96          Price
------------------------------------------------------------ --------------------------------
$0.9375 to $3.00       987,085      4.12          $1.91               987,085      $1.91
 $3.01 to $5.50        225,875      6.91          $4.60               224,875      $4.60
 $5.51 to $7.50        162,500      6.50          $6.30               147,000      $6.30
                 ==============                              ==================
                     1,375,460      5.15          $3.81             1,358,960      $3.75
                 ==============                              ==================

Vesting varies by agreement ranging from zero to three years. Compensation costs will be recognized as an expense over the periods of employment attributable to the options at an amount equal to the excess of the fair market value of the stock at the date of measurement over the amount the employee must pay. The measurement date is generally the grant date. As of December 31, 1996 and 1995, no compensation cost was recognized as expense. Had compensation cost for the Company's stock-based compensation been determined on the fair value at the grant dates for awards with the method of FASB Statement 123, the Company's net income would have been $2,410,489 for the year ended December 31, 1996. Accordingly, primary and fully-diluted earnings per share would have amounted to $0.31 per share and $0.30 per share respectively, as of December 31, 1996.

                DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                -----------------------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                          December 31, 1996 and 1995
                          --------------------------

NOTE 15 - SUBSEQUENT EVENTS
---------------------------

In January 1997, the Company, through its Heart Institute of Tulsa, Inc. subsidiary, acquired Ultrasound Diagnostic Services, Ltd. ("UDS"), an Arizona-based provider of non-invasive diagnostic ultrasound testing services. The consideration paid for UDS consisted of 86,520 shares of DHS's common stock and a $400,000 cash payment to the former stockholders of UDS.

Effective March 1, 1997, the Company, through its SoCal Diagnostic Services, Inc. subsidiary, purchased substantially all of the operating assets of the ultrasound division of Diagnostic Imaging Services, Inc. ("DISI"). The acquired business includes a mobile/fixed ultrasound business serving clients in San Diego, Orange and Los Angeles counties. The acquisition of DISI will provide DHS with a firm foundation in the southern California market, which is contiguous with the Company's existing operations in Arizona and Nevada, as well as departmental access to leading hospitals in this market. Pursuant to long-term contracts, DISI provides ultrasound services to 26 facilities and numerous shared service accounts. Simultaneous with such acquisition, DHSMS received an option to purchase four hospital-based MRI centers from the same seller.

On February 14, 1997, the SEC declared effective the Company's Form S-3 Registration Statement relating to an offering of 1,791,150 Warrant Shares, which are issuable upon exercise of (i) 1,375,000 Redeemable Common Stock Purchase Warrants (the "Public Warrants") issued in connection with the company's 1993 initial public offering (the "IPO"), (ii) 316,150 underwriter warrants issued in connection with the IPO (the "Underwriters' Warrants"), and
(iii) 100,000 warrants issued in connection with DHS's equity private placement in April 1996 (the "Bridge Warrants") of which 2,500 had been exercised prior to the effectiveness of the registration. On February 18, 1997, the Company called all of the Public Warrants for redemption.

The Warrants are exercisable at prices ranging from $7.50 per share to $5.48 per share. On February 25, 1997, the last sale price quoted on NASDAQ for a share of DHS's common stock was $9.375. The Company will not receive any proceeds from the sale of the Warrant Shares, although it has received, and will continue to receive, proceeds from the exercise of the Warrants, if and to the extent exercised. In the event that all of the unexercised Warrants are exercised, the maximum aggregate net proceeds to the Company would be approximately $11.2 million. To the extent received, such proceeds may be utilized to repay a portion of existing indebtedness for working capital, for general corporate purposes and for possible acquisitions (none of which have been identified) at the discretion of the Company's management.

                       DIAGNOSTIC HEALTH SERVICES, INC.

                  PROXY - 1997 ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 30, 1997

        THIS PROXY STATEMENT IS SOLICITED BY THE BOARD OF DIRECTORS IN CONNECTION WITH THE 1997 ANNUAL MEETING OF STOCKHOLDERS OF DIAGNOSTIC HEALTH SERVICES, INC., TO BE HELD ON MAY 30, 1997. THE STOCKHOLDER HAS THE RIGHT TO APPOINT AS HIS PROXY A PERSON (WHO NEED NOT BE A STOCKHOLDER) OTHER THAN A PERSON DESIGNATED BELOW, BY INSERTING THE NAME OF SUCH OTHER PERSON IN THE BLANK SPACE PROVIDED OR BY COMPLETING ANOTHER PROPER FORM OF PROXY.

        The undersigned, a stockholder of Diagnostic Health Services, Inc. (the "Company"), hereby revoking any proxy heretofore given, does hereby appoint Max
W. Batzer and Brad A. Hummel or either of them [or _________________________], as his proxy with full power of substitution, for and in the name of the undersigned to attend the 1997 Annual Meeting of Stockholders to be held on Friday, May 30, 1997, at the Company's offices located at 2777 Stemmons Freeway, Suite 1525, Dallas, Texas, commencing at 8:00 a.m. local time, and at any adjournment(s) thereof, and there to vote upon all matters specified in the notice of said meeting, as set forth herein, and upon such other business as may properly come before the meeting, all shares of stock of the Company which the undersigned would be entitled to vote if personally present at the meeting.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR ALL PROPOSALS.

        To authorize and approve an amendment of the Company's certificate of incorporation to increase the number of common shares authorized for issuance from 15,000,000 shares, $.001 par value per share, to 50,000,000 shares, $.001 par value per share, and to increase the number of preferred shares authorized for issuance from 3,000,000 shares, $.001 par value per share, to 10,000,000 shares, $.001 par value per share (such preferred shares to be issuable in one or more series, having such relative rights, preferences, limitations and other attributes as may be fixed by the Board of Directors of the Company from time to time).

                      (   ) FOR     (   ) WITHHOLD (   ) ABSTAIN

        Election of the following proposed Class II Director to hold office until the 2000 Annual Meeting of Stockholders or until his successor shall be elected and shall qualify:

                     Nominee                FOR    WITHHOLD             ABSTAIN
                     -------               -----  ----------           --------
                   Brad A. Hummel          (   )       (    )              (   )

        Ratify the appointment of Simonton, Kutac & Barnidge, L.L.P., as independent auditors for the Company for the fiscal year ending December 31, 1997.

                (    )  FOR                  (   ) WITHHOLD       (   ) ABSTAIN

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
               (    ) GRANT AUTHORITY        (     ) WITHHOLD AUTHORITY

        Dated _____________, 1997


        -----------------------------
        Signature                           Print Name


        -----------------------------

        Signature, if jointly held                 Print Name

        PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREIN. IF SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, INDICATE SUCH CAPACITY. ALL JOINT TENANTS MUST SIGN. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

        THE BOARD OF DIRECTORS REQUESTS THAT YOU FILL IN, DATE AND SIGN THE PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

        IF THE PROXY IS NOT DATED IN THE ABOVE SPACE, IT IS DEEMED TO BE DATED ON THE DAY ON WHICH IT WAS MAILED TO THE COMPANY.